As filed with the Securities and Exchange Commission on March 21,
                              1997
                    Registration Nos. 333-               and 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

      THE LOEWEN GROUP INC.         LOEWEN GROUP INTERNATIONAL, INC.

   (Exact name of registrant as       (Exact name of registrant as
    specified in its charter)          specified in its charter)

         BRITISH COLUMBIA                       DELAWARE

   (State or Other Jurisdiction of Incorporation or Organization)

            98-0121376                         61-1264590

               (I.R.S. Employer Identification Number)

       4126 NORLAND AVENUE           50 EAST RIVERCENTER BOULEVARD
    BURNABY, BRITISH COLUMBIA                  SUITE 800
         CANADA  V5G 3S8               COVINGTON, KENTUCKY  41011
          (604) 299-9321                     (606) 431-6663

    (Address, including postal or zip code, and telephone number, including area code, of registrants' principal executive offices)
       TIMOTHY R. HOGENKAMP              CT CORPORATION SYSTEM
 LOEWEN GROUP INTERNATIONAL, INC.          1209 ORANGE STREET
  50 EAST RIVERCENTER, SUITE 800      WILMINGTON, DELAWARE  16601
    COVINGTON, KENTUCKY  41011               (302) 658-7581
          (606) 431-6663

 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)
                         with copies to:

         DWIGHT K. HAWES                  MICHELLE L. JOHNSON
     VICE-PRESIDENT, FINANCE       THELEN, MARRIN, JOHNSON & BRIDGES
      THE LOEWEN GROUP INC.                       LLP
       4126 NORLAND AVENUE         TWO EMBARCADERO CENTER, SUITE 2100
    BURNABY, BRITISH COLUMBIA         SAN FRANCISCO, CALIFORNIA
         CANADA  V5G 3S8                      94111-3995

Approximate date of commencement of proposed sale to the public:
FROM TIME TO TIME AFTER THE  EFFECTIVE DATE OF THIS REGISTRATION
                           STATEMENT.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered solely in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []


                 CALCULATION OF REGISTRATION FEE
                                  Proposed     Proposed
                                  Maximum       Maximum
 Title of Each     Amount to be   Offering     Aggregate     Amount of
    Class of      Registered (1)   Price    Offering Price  Registration
   Securities                     Per Unit      (2)(3)          Fee
to be Registered                   (2)(3)

Common shares
without par value
of The Loewen
Group Inc. (4)(5)

Preferred shares
without par value
of The Loewen
Group Inc. (6)

Debt securities
of The Loewen
Group Inc. (7)

Warrants to
purchase Common
shares, preferred
shares or debt
securities (8)

Guarantees of debt
securities of
Loewen Group                                  $500,000,000   $151,515.15
International,
Inc. (9)

Debt securities
of Loewen Group
International,     $500,000.00                $500,000,000   $151,515.15
Inc. (7)

Guarantees of
debt securities
of The Loewen
Group Inc. (10)

          Total  $1,000,000,000     100%    $1,000,000,000   $303,030.30

(1) Such indeterminate number or amount of Common shares, preferred shares, debt securities, warrants and guarantees as may from time to time be issued at indeterminate prices. The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies.

(2)  Estimated   solely  for  the  purpose  of  determining   the
     registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The aggregate offering price of the Common shares, preferred shares debt securities and warrants, and the exercise price of any warrants registered hereby will not exceed $1,000,000,000.

(3)  Exclusive of accrued interest and distributions, if any.

(4)  Each Common share includes one Right to be issued under  The
     Loewen  Group  Inc.'s  Shareholder  Protection  Rights  Plan
     Agreement.

(5) Also includes such indeterminate number of Common shares as may be issued upon conversion of and/or exchange for any debt securities or preferred shares of The Loewen Group Inc. No separate consideration will be received for the Common shares issuable upon conversion of and/or in exchange for debt securities or preferred shares.

(6) Also includes such indeterminate number of preferred shares as may be issued upon conversion of or exchange for any debt securities of The Loewen Group Inc. No separate consideration will be received for the preferred shares issuable upon conversion of or in exchange for debt securities.

(7) If any debt securities of The Loewen Group Inc. or Loewen Group International, Inc. are issued at an original issue discount, the principal amount thereof will be increased so that the aggregate proceeds, together with proceeds from the sale of other Securities (as defined herein), will not exceed $1,000,000,000.

(8) Warrants may be offered and sold separately or together with other Securities.

(9) In connection with the sale of debt securities of Loewen Group International, Inc., The Loewen Group Inc. may issue guarantees and back-up undertakings to pay and be responsible for, and provide certain indemnities in respect of, certain expenses, costs, liabilities and debts of Loewen Group International, Inc., as set forth in an indenture and any applicable supplemental indentures thereto, as further described in the Registration Statement. No separate consideration will be received for the guarantees or back-up undertakings.

(10) In connection with the sale of debt securities of The Loewen Group Inc., Loewen Group International, Inc. may issue guarantees and back-up undertakings to pay and be responsible for, and provide certain indemnities in respect of, certain expenses, costs, liabilities and debts of The Loewen Group Inc., as set forth in an indenture and any applicable supplemental indentures thereto, as further described in the Registration Statement. No separate consideration will be received for the guarantees or back-up undertakings.


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        EXPLANATORY NOTE

           This  Registration  Statement  consists  of   two
      separate  Prospectuses  covering  securities   to   be
      registered as follows:

           (1) Common shares without par value, preferred shares without par value, debt securities and warrants to purchase Common shares, preferred shares or debt securities of The Loewen Group Inc., and guarantees of debt securities of The Loewen Group Inc. by Loewen Group International, Inc.

           (2)    Debt   securities    of    Loewen    Group
      International,  Inc.  and  guarantees  of  such   debt
      securities by The Loewen Group Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



           SUBJECT TO COMPLETION, DATED MARCH 21, 1997
PROSPECTUS
                               $500,000,000
                          THE LOEWEN GROUP INC.
      COMMON SHARES, PREFERRED SHARES, DEBT SECURITIES AND WARRANTS
   [LOGO]           LOEWEN GROUP INTERNATIONAL, INC.
                    GUARANTEES OF DEBT SECURITIES

     The Loewen Group Inc., a corporation under the laws of British Columbia, Canada ("Loewen" and, together with its subsidiaries and associated entities, the "Company"), may offer and sell from time to time, in one or more series, (a) Common shares without par value ("Common Shares"), (b) preferred shares without par value ("Preferred Shares"), which may be convertible into Common Shares, (c) debt securities consisting of notes, debentures and/or other evidences of indebtedness representing secured or unsecured obligations of Loewen ("Debt Securities"), which may be convertible into or exchangeable for Common Shares or Preferred Shares and which may be guaranteed by Loewen Group International, Inc. ("Guarantees"), and (d) warrants to purchase Common Shares, Preferred Shares or Debt Securities ("Warrants"). Common Shares, Preferred Shares, Debt Securities, Guarantees and Warrants are herein collectively referred to as "Securities."
     The specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus ("Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of Common Shares, the number of shares offered, the initial offering price and market price and dividend information, (b) in the case of Preferred Shares, the specific designation, number of shares offered, the initial offering price, liquidation preference, stated value per share, dividend rate (which may be fixed or variable), place or places where dividends on such Preferred Shares will be payable, terms of conversion, sinking fund provisions, redemption provisions, voting rights, preemption rights, restrictions on transferability, listing or application for listing on a securities exchange or interdealer quotation system, and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Shares; (c) in the case of Debt Securities, the specific designation and denomination, the aggregate principal amount being offered, whether such Debt Securities are secured, whether such Debt Securities are guaranteed by LGII, maturity, interest rate (which may be fixed or variable), place or places where interest on such Debt Securities will be payable, terms of conversion, sinking fund provisions, redemption provisions, voting rights, restrictions on transferability, listing or application for listing on a securities exchange or interdealer quotation system, any right of Loewen to defer payment of interest on the Debt Securities and the maximum length of such deferral period, and any other rights, privileges, limitations or restrictions relating to the Debt Securities; and (d) in the case of Warrants, the title, series or designation, the type and aggregate amount of Securities that may be acquired on exercise of the Warrants, initial offering price of the Warrants, whether the Warrants are offered attached to or separate from other Securities, period during which the Warrants are exercisable, exercise terms and price, listing or application for listing on a securities exchange or interdealer quotation system, and any other rights, privileges, limitations or restrictions relating to the Warrants.
     The aggregate offering price to the public of the Securities will be limited to $500,000,000 (or its equivalent, based on the applicable exchange rate at the time of issue, if Securities are offered for consideration denominated in one or more foreign currencies as shall be designated by the Company). Debt Securities may be denominated in United States dollars or, at the option of Loewen, if so specified in the applicable Prospectus Supplement, in one or more foreign currencies. Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued, in whole or in part, in the form of one or more temporary or permanent global securities.
     The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.
     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

NO SECURITIES COMMISSION OR SIMILAR AUTHORITY IN CANADA HAS IN ANY WAY PASSED UPON THE MERITS OF THE SECURITIES OFFERED HEREUNDER AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENSE. THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA AND MAY NOT BE OFFERED OR SOLD IN CANADA OR TO OR FOR THE ACCOUNT OF A CANADIAN PERSON.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
             TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is _________________, 1997.

                      AVAILABLE INFORMATION

     Loewen and Loewen Group International, Inc., a Delaware corporation and a wholly owned subsidiary of Loewen, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, with respect to the Securities. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that Loewen files with the Commission electronically are contained in the Internet Web site maintained by the Commission. The Commission's Web site address is http://www.sec.gov. The Common Shares are traded on the New York Stock Exchange, The Toronto Stock Exchange and The Montreal Exchange. Reports, proxy statements and other information filed by Loewen may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005, at the offices of The Toronto Stock Exchange at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X IJ2 and at the offices of The Montreal Exchange at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents heretofore filed by Loewen with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (File No. 0-18429 for filings prior to September 27, 1996; File No. 1-12163 for filings on or subsequent to September 27, 1996) are hereby incorporated herein by reference: (a) Loewen's (i) Annual Report on Form 10-K for the year ended December 31, 1995, filed March 28, 1996 (as amended on Form 10-K/A filed June 20,
1996), (ii) Quarterly Reports for the quarters ended March 31, 1996 (filed May 15, 1996), June 30, 1996 (filed August 14, 1996)
and September 30, 1996 (filed November 14, 1996), and (iii) Current Reports on Form 8-K dated January 3, 1996, January 17, 1996, January 24, 1996, January 26, 1996, February 6, 1996,
February 12, 1996, February 27, 1996, March 4, 1996, March 13, 1996, March 20, 1996, March 26, 1996 (as amended on Forms 8-K/A, filed June 11, 1996 and July 6, 1996), March 31, 1996, May 1,
1996, May 8, 1996, May 24, 1996, June 4, 1996, June 6, 1996, June
17,  1996,  June 30, 1996, August 7, 1996, August  26,  1996  (as
amended on Form 8-K/A, filed October 30, 1996), August 29, 1996, September 5, 1996, September 17, 1996, September 20, 1996, September 24, 1996, September 26, 1996, October 1, 1996, October 10, 1996, October 14, 1996, October 17, 1996, November 1, 1996,
November 3, 1996, November 7, 1996, November 19, 1996, November 20, 1996, December 1, 1996, December 5, 1996, December 10, 1996,

December 11, 1996, December 16, 1996, January 7, 1997, January 8, 1997 and March 5, 1997; and (b) the description of the Common Shares contained in the Registration Statement on Form 20-F filed by Loewen on March 30, 1990 (File No. 0-18429), including any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     LOEWEN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENT). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY OF LOEWEN, 4126 NORLAND AVENUE, BURNABY, BRITISH COLUMBIA, CANADA V5G 3S8; TELEPHONE NUMBER (604) 299-9321.

         DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     The Prospectus, as amended and supplemented, and certain documents incorporated by reference herein contain or may contain both statements of historical fact and "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-
looking   statements  include:   (i)  projections   of   revenue,
earnings,   capital   structure  and   other   financial   items,
(ii) statements of the plans and objectives of the Company or its management, (iii) statements of future economic performance and
(iv) assumptions underlying statements regarding the Company or its business. Important factors, risks and uncertainties that could cause actual results to differ materially from any forward-looking statements ("Cautionary Statements") are disclosed in the Prospectus, as amended and supplemented, and in certain documents incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                      FINANCIAL INFORMATION

     All  dollar amounts in financial statements incorporated  by reference  into  this  Prospectus are in  United  States  dollars
("U.S.$"  or  "$")  unless  otherwise indicated.   References  to
"Cdn.$" are to Canadian dollars.

     The consolidated financial statements of the Company included in Loewen's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in Note 21 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Consolidated Financial Statements").

     The consolidated financial statements of the Company for the year ended December 31, 1993, and for prior years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the year ended December 31, 1994 and subsequent periods in United States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00=Cdn.$1.3217.

                           THE COMPANY

     The Company operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. The Company also engages in the pre-need selling of funeral, cemetery and cremation merchandise and services. As at December 31, 1996, the Company operated 956 funeral homes and 313 cemeteries throughout North America. This included 837 funeral homes and 307 cemeteries in the United States (including locations in Puerto Rico).

     Loewen  was  incorporated in 1985 under the laws of  British
Columbia,  Canada.   Loewen's  principal  executive  offices  are
located  at  4126  Norland  Avenue,  Burnaby,  British  Columbia,
Canada, V5G 3S8; telephone (604) 299-9321.

                         USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds received by the Company from the sale of any Securities offered hereby will be used for working capital and general corporate purposes, including acquisitions and interest and principal payments on indebtedness. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

               RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges, presented on a Canadian GAAP and U.S. GAAP basis, for each of the years in the five-year period ending December 31, 1995 and for each of the nine-month periods ended September 30, 1995 and 1996. No preferred share dividends were paid or declared during such period.

                            Nine
                           Months      Year ended December 31,
                           ended
                         September
                            30,
                         1996  1995  1995  1994  1993  1992  1991
CANADIAN GAAP
Ratio of earnings to     2.0x  2.2x --(1)  2.5x  2.9x  2.6x  2.6x
fixed charges

U.S. GAAP
Ratio of earnings to     2.0x  2.2x --(2)  2.4x  2.9x  2.6x  2.5x
fixed charges

(1) The 1995 loss is not sufficient to cover fixed charges by a total of approximately $126.6 million and as such the ratio of earnings to fixed charges has not been computed.
     Reference is made to the Statement re Computation of Earnings to Fixed Charges Ratio (Canadian GAAP), which is an exhibit to the Registration Statement of which this Prospectus forms a part.

(2) The 1995 loss is not sufficient to cover fixed charges by a total of approximately $128.3 million and as such the ratio of earnings to fixed charges has not been computed.
     Reference is made to the Statement re Computation of Earnings to Fixed Charges Ratio (U.S. GAAP), which is an
     exhibit   to  the  Registration  Statement  of  which   this
     Prospectus forms a part.

                 DESCRIPTION OF DEBT SECURITIES

     Debt Securities offered hereby, which may consist of notes, debentures and other evidences of indebtedness, may be issued in one or more series and may be guaranteed by LGII. Each series of debt securities will be issued under an indenture by and among Loewen, LGII, as guarantor (if applicable), and the trustee identified therein (the "Trustee"). A form of the indenture to be entered into with respect to each series of Debt Securities (each, an "Indenture") has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The statements herein relating to the Debt Securities, LGII's guarantees of the Debt Securities ("Guarantees"), if applicable, and the Indentures are summaries and do not purport to be complete. Such summaries are subject to the detailed provisions of the applicable Indenture, to which reference is hereby made for a full description of such provisions, including the definitions therein of certain terms capitalized in this Prospectus. Whenever defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference as part of the statement made and such statement shall be qualified in its entirety by such reference.

  GENERAL

     A series of Debt Securities may be offered contemporaneously with an offering of Warrants to purchase an additional portion of such or another series of Debt Securities. Warrants to purchase a series of Debt Securities may also be offered independently of any offering of Debt Securities. See "Description of Warrants."

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby or, if Warrants are being offered thereby, the Debt Securities to be issued upon exercise of such Warrants, including as applicable: (1) the specific designation of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the interest rate or rates (which may be fixed or variable) or the method of calculating such rate or rates; (5) the date or dates from which interest will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest will be payable and the record date or dates therefor;
(7) whether such Debt Securities are secured or unsecured and whether such Debt Securities are guaranteed by LGII, (8) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (9) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Loewen; (10) any obligation of Loewen to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of specified events, or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (11) the denominations in which such Debt Securities are authorized to be issued; (12) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable or redeemable and whether Loewen or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable or redeemable; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date;
(15) any addition to, or modification or deletion of, any Event of Default or any covenant of Loewen specified in the Indenture with respect to such Debt Securities; (16) the application of any means of defeasance or covenant defeasance that may be specified for such Debt Securities; (17) the terms and conditions relating to Warrants issued by Loewen in connection with or for the purchase of such Debt Securities; (18) any provisions relating to the exchange or conversion of such Debt Securities; and (19) any other special terms pertaining to such Debt Securities.
Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange or interdealer quotation system.

     Unless  otherwise  specified in  the  applicable  Prospectus
Supplement, Debt Securities will be issued in fully registered form without coupons. If Debt Securities of any series are issued in bearer form, any special restrictions and considerations, including any offering restrictions and United States federal income tax considerations, applicable to such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units of if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such series of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Debt Securities generally will be issued in registered form and in denominations of $1,000 and integral multiples of $1,000. Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of Debt Securities will be made, subject to any applicable laws and regulations, in the designated currency at the office or agency of Loewen maintained for that purpose as Loewen may designate from time to time, except that, at the option of Loewen, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto, as specified in the Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the office or agency of Loewen maintained for such purpose as Loewen may designate from time to time. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

  REDEMPTION

     A series of Debt Securities may be subject to redemption at the option of Loewen, in whole or in part, or may not be redeemable prior to maturity. In addition, Loewen may be obligated upon the occurrence of specified events or at the option of a holder of Debt Securities, to redeem or repurchase all or part of a series of Debt Securities. Any such provisions will be set forth in the applicable Prospectus Supplement.

  CONVERSION AND EXCHANGE

     The terms on which a series of Debt Securities may be convertible into or exchangeable for Preferred Shares or Common Shares, if at all, will be set forth in the applicable Prospectus Supplement. Such terms shall include as applicable (i) the type and amount of Preferred Shares or Common Shares into or for which the Debt Securities are convertible or exchangeable, and (ii) the period or periods during which, or the circumstances under which, Debt Securities may be converted or exchanged. The applicable Prospectus Supplement may also include market price and dividend information with respect to the Preferred Shares or Common Shares that may be acquired on conversion or exchange of the Debt Securities and other information with respect to such Securities, including in the case of Preferred Shares, the designation and denomination, any dividend, conversion, sinking fund, redemption, voting, liquidation and preemption rights, any restrictions on transferability by the holders or on repurchase or redemption by Loewen, and any other special terms pertaining to such Preferred Shares.

  RANKING

     Each series of Debt Securities and the related Guarantees (if any) will rank equally and pari passu as to the right of payment of principal and interest, if any, with each other series of Debt Securities and Guarantees (if any) and with all other Senior Debt (defined herein) of Loewen and LGII, respectively. Loewen and LGII are parties to a collateral trust arrangement, described below (the "Collateral Agreement"), pursuant to which, so long as the Indebtedness (defined herein) subject to the Collateral Agreement is secured, the Debt Securities will be secured as described herein. However, unless the applicable Prospectus Supplement provides otherwise, the holders of Debt Securities of a series will not have an independent right to require the Lien secured by the Collateral (defined herein) to remain in place or to require any other security for the Debt
Securities  of  such  series.   As  at  December  31,  1996,  the
aggregate amount of outstanding Pari Passu Indebtedness (defined herein) was approximately $1.3 billion. See "--Collateral Trust Arrangement."

     Debt Securities and related Guarantees (if any) will be effectively subordinated in right of payment to all existing and future liabilities, including trade payables, of the subsidiaries of Loewen and LGII, respectively.

     "Indebtedness" means, with respect to any person, without duplication (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but excluding, without limitation, all obligations, contingent or otherwise, of such person in connection with any undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such  property), but excluding trade  accounts  payable
arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, (i) any Preferred Stock of any Restricted Subsidiary of such person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the provisions hereof, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of this definition, the term "Indebtedness" shall not include (i) Indebtedness of a Wholly-Owned Subsidiary owed to and held by Loewen, LGII or another Wholly-Owned Subsidiary, in each case which is not subordinate in right of payment to any Indebtedness of such Subsidiary, except that (a) any transfer of such Indebtedness by Loewen, LGII or a Wholly-Owned Subsidiary (other than to Loewen, LGII or to a Wholly-Owned Subsidiary) and (b) the sale, transfer or other disposition by Loewen, LGII or any Restricted Subsidiary of Loewen or LGII of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of Loewen or LGII shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions hereof; and (ii) Indebtedness of Loewen or LGII owed to and held by a Wholly-Owned Subsidiary of Loewen or LGII which is unsecured and subordinate in right of payment to the payment and performance of Loewen's or LGII's obligations under the provisions of the applicable Indenture and the Debt Securities except that (a) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of Loewen or LGII (other than to another Wholly-Owned Subsidiary of Loewen or LGII) and (b) the sale, transfer or other disposition by Loewen or LGII or any Restricted Subsidiary of Loewen or LGII of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of Loewen or LGII such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by Loewen or LGII, as the case may be, subject to the other provisions hereof.

     "Pari  Passu Indebtedness" means Indebtedness of  Loewen  or
LGII  which  ranks pari passu in right of payment with  the  Debt
Securities.

     "Senior   Debt"  means  Indebtedness  which   is   not   (i)
Indebtedness of Loewen to any Subsidiary, or (ii) Indebtedness of Loewen which by its terms is subordinate or junior in any respect to any other Indebtedness or other obligation of Loewen.

  COLLATERAL TRUST ARRANGEMENT

     On May 31, 1996, Loewen, LGII and their senior lenders (the "Senior Lenders") entered into the Collateral Agreement, pursuant to which the Senior Lenders share, on a pari passu basis, a pledge by Loewen and LGII of (i) the shares of capital stock held by Loewen of substantially all of the subsidiaries in which Loewen directly or indirectly holds more than a 50% voting or economic interest, and (ii) all of the financial assets of LGII (including shares of capital stock held by LGII of various subsidiaries) (collectively, the "Collateral"). The Collateral is held by a trustee for the equal and ratable benefit of the various holders of such Indebtedness.

  MERGER, SALE OF ASSETS, ETC.

     Each Indenture will provide that Loewen shall not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and Loewen shall not permit any of its Restricted Subsidiaries (defined herein) to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Loewen or of Loewen and its Restricted Subsidiaries taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, Loewen or LGII or the Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which Loewen or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of Loewen or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States, any state thereof, the District of Columbia, Canada or any province thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of Loewen under the Debt Securities and, in each case the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transaction on a pro forma basis (including without limitation any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default (defined herein) or Event of Default (defined herein) shall have occurred and be continuing and Loewen, the Restricted Subsidiary or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transaction on a pro forma basis (including without limitation any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transaction), could incur $1.00 of additional Indebtedness pursuant to the covenants regarding limitations on Indebtedness contained in the Indentures; and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including without limitation any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth (defined herein) of Loewen or the Surviving Entity, as the case maybe, is at least equal to the Consolidated Net Worth of Loewen immediately before such transaction or series of transactions.

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, Loewen shall deliver or cause to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indentures.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of Loewen in accordance with the foregoing, in which Loewen is not the continuing corporation, the successor corporation formed by such consolidation or into which Loewen is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Loewen under the Indentures with the same effect as if such successor corporation had been named therein.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Restricted Subsidiaries, as determined in accordance with Canadian GAAP. As used above, "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Default"  means  any  event that is,  or  after  notice  or
passage  of  time  or both would be, an Event  of  Default.   See
"--Events of Default."

     "Restricted Subsidiary" means any Subsidiary of Loewen other than (i) First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries or (ii) a Subsidiary of Loewen declared by the Board of Directors of Loewen to be an Unrestricted Subsidiary; provided, that no such Subsidiary shall be declared to be an Unrestricted Subsidiary unless (x) none of its properties or assets were owned by Loewen or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under "--Limitation on Restricted Payments," (y) its properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and
(z) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither Loewen nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted
Subsidiary)   (1)   provides  credit   support   (including   any
undertaking,  agreement  or  instrument  which  would  constitute
Indebtedness),  (2)  guarantees  or  is  otherwise  directly   or
indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under "--Limitation on Restricted Payments") and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Loewen or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other
Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

  CERTAIN COVENANTS

     Loewen   and   LGII  (if  applicable)  make  the   following
covenants, among others, in the Indentures:

     LIMITATION ON INDEBTEDNESS. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of
(collectively, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness, defined herein), other than Permitted Indebtedness (defined herein). Notwithstanding the foregoing limitations, Loewen and LGII (and any Wholly-Owned Subsidiary with respect to Seller Financing Indebtedness, defined herein) will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio (defined herein) of Loewen is at least equal to 2.25 : 1.

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed or created in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Restricted Subsidiary of any other person.

     "Consolidated Fixed Charge Coverage Ratio" means with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the full fiscal quarter immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such full fiscal quarter period being referred to herein as the "Prior Quarter") to the aggregate amount of Consolidated Fixed Charges of such person for the Prior Quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarter to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Material Asset Sales or Material Asset Acquisitions (including, without limitation, any Material Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Material Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Material Asset Sale or Material Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this calculation, a "Material Asset Acquisition" is an Asset Acquisition which is deemed by such person to be material for such purposes or which has a purchase price of $30,000,000 or more and a "Material Asset Sale" is one or more Asset Sales which relate to assets with an aggregate value of more than $30,000,000. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, (A) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of
(a)  Consolidated Net Income,

(b) Consolidated Non-cash  Charges,
(c) Consolidated Interest Expense and (d) Consolidated Income Tax
Expense  less (B) any non-cash items increasing Consolidated  Net
Income for such period.

     "Permitted Indebtedness" means, without duplication, each of the following: (a) the Debt Securities and Indebtedness of LGII evidenced by the Guarantees; (b) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) outstanding on the Issue Date (other than Indebtedness under the Credit Agreements); (c) Indebtedness of Loewen or LGII, as the case may be, under the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed $750,000,000 less the Net Proceeds of any Asset Sale that are applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof); (d) (i) Interest Rate Protection Obligations of Loewen covering Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII); (ii) Interest Rate Protection Obligations of any Restricted Subsidiary of Loewen covering Indebtedness of such Restricted Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and
(y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate; (e) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence; (g) Indebtedness incurred in respect of performance bonds or letters of credit in lieu thereof provided in the ordinary course of business; (h) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) represented by letters of credit for the account of Loewen and its Restricted Subsidiaries in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; (i) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) in addition to that described in clauses (a) through (h) above, in an aggregate principal amount outstanding at any time not exceeding $5,000,000; and (j) (i) Indebtedness of Loewen the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) and (ii) Indebtedness of any Restricted Subsidiary of Loewen the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired on the Issue Date or Indebtedness incurred under clause (c), (d), (e), (f), (g), (h), or (i) of this covenant; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (j) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of Loewen as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by Loewen pursuant to this clause (j) to refinance Pari Passu Indebtedness, such Indebtedness constitutes Pari Passu Indebtedness.

     "Seller  Financing  Indebtedness"  means  a  purchase  money
Indebtedness issued to the seller of a business or other assets for, and not in excess of, the purchase price thereof.

     LIMITATION ON RESTRICTED PAYMENTS. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly:

     (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of Loewen or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Loewen or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of Loewen (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of Loewen (other than Redeemable Capital Stock) and (y) dividends or other distributions to the extent declared or paid to Loewen or any Wholly-Owned Subsidiary of Loewen),

     (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of Loewen or any of its Restricted Subsidiaries (other than any such Capital Stock of a Wholly-Owned Subsidiary of Loewen),

     (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is subordinate or junior in right of payment to the Debt
Securities or Pari Passu Indebtedness (other than any such subordinated or Pari Passu Indebtedness owned by Loewen or a Wholly-Owned Subsidiary of Loewen), or

     (d)    make   any  Investment  (other  than  any   Permitted
Investment, defined herein) in any person (such payments or Investments described in the preceding clauses (a), (b), (c) and
(d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of
such   Restricted  Payment  of  the  asset(s)  proposed   to   be
transferred by Loewen or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, Loewen would be able to incur $1.00 of additional
Indebtedness   pursuant   to   the   covenant   described   under
"--Limitation on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Measurement Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income (defined herein) of Loewen accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of Loewen during which the Measurement Date occurs and ending on the last day of the fiscal quarter of Loewen immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of Loewen for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by Loewen or LGII (without duplication) either (x) as capital contributions to Loewen or LGII (without duplication) after the Measurement Date from any person (other than Loewen, LGII or a Restricted Subsidiary of Loewen or LGII, as the case may be) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of Loewen or LGII (without duplication) to any person (other than to Loewen, LGII or a Restricted Subsidiary of Loewen or LGII, as the case may be)
after  the  Measurement  Date  plus  (3)  in  the  case  of   the
disposition  or  repayment  of  any  Investment  constituting   a

Restricted Payment made after the Measurement Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment less, in either case, the cost of the disposition of such Investment plus (4) the sum of $15,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by Loewen or LGII (without duplication) upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by Loewen or LGII (without duplication) upon the conversion or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of Loewen, LGII or any
Restricted Subsidiary of Loewen or LGII in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Loewen or LGII from any person (other than a Related Obligor, as defined below) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of Loewen or LGII to any person (other than to a Related Obligor); (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or
other   acquisition  or  retirement  of  Indebtedness   that   is
subordinate or junior in right of payment to the Debt Securities and the Guarantees, if applicable, by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Loewen or LGII from any person (other than a Related Obligor) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of Loewen or LGII to any person (other than a Related Obligor); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of Loewen or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Debt Securities and the Guarantees, if applicable, in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Loewen or LGII from any person (other than a Related Obligor) or (y) issue and sale of
(1) Capital Stock (other than Redeemable Capital Stock) of Loewen or LGII to any person (other than a Related Obligor); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of Loewen or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Debt Securities and the Guarantees in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (v) Investments constituting Restricted Payments made as a result of the receipt of consideration that consists of cash or Cash Equivalents from any Asset Sale made pursuant to and in compliance with the covenant described under "--Disposition of Proceeds of Asset Sales"; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by Loewen of Common Stock of Loewen from employees of Loewen or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $10,000,000 in any calendar year;
(vii) Investments constituting Restricted Payments that are permitted by subparagraphs (iv) and (v) of the proviso to the
covenant  described  under  "--Limitation  on  Transactions   with
Interested Persons"; and (viii) the declaration or the payment of dividends on, or the scheduled purchase or redemption of, the
Preferred Securities of a Special Finance Subsidiary or the Series C Preferred Shares, of Loewen. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v), (vi) and (vii) shall be included and those under clauses (i), (ii), (iii), (iv) and (viii) shall not be so included.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries, and (vi) the net income of any
Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that
Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

     "Permitted   Investments"  means  any  of   the   following:
(i) Investments in any Wholly-Owned Subsidiary of Loewen (including (a) LGII and (b) any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of Loewen) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Loewen or any Wholly-Owned Subsidiary of Loewen at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in Currency Agreements on commercially reasonable terms entered into by Loewen or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of Loewen or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates; (iv) loans or advances to officers, employees or consultants of Loewen and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of Loewen and its Restricted Subsidiaries; (v) other loans or advances to officers, employees or consultants of Loewen and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of Loewen and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding; (vi) Investments in evidences of Indebtedness, securities or other property received from another person by Loewen or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by Loewen or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other person to Loewen or any of its Restricted Subsidiaries that were created, in accordance with the terms of the Indenture; (vii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by
Loewen  or  any  of its Restricted Subsidiaries in  the  ordinary course of business in connection with the operations of Loewen and its Restricted Subsidiaries to hedge against fluctuations in interest rates; and (viii) Investments of funds received by Loewen or its Restricted Subsidiaries (including, without limitation, LGII) in the ordinary course of business, which funds are required to be held in trust for the benefit of others by Loewen or such Restricted Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of Loewen or such Restricted Subsidiary; (ix) Investments not in excess of $50,000,000 in the aggregate in other Unrestricted Subsidiaries which are engaged in the insurance business; and (x) Investments not in excess of $50,000,000 in persons (other than Wholly-Owned Subsidiaries) engaged in businesses incidental to the funeral home, cemetery and cremation businesses of Loewen and its Restricted Subsidiaries.

     "Related   Obligor"  means  Loewen,  LGII  or  a  Restricted
Subsidiary of Loewen or LGII.

     LIMITATION ON ISSUANCES AND SALE OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES. Loewen (a) will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to issue any Preferred Stock (other than (i) Preferred Stock issued to Loewen or a Wholly-Owned Subsidiary of Loewen and (ii) Preferred Securities of a Special Finance Subsidiary, defined herein); and (b) will not permit any person to own any Preferred Stock of any Restricted Subsidiary of Loewen (other than (i) Preferred Stock owned by Loewen or a Wholly-Owned Subsidiary of Loewen and (ii) Preferred Securities of a Special Finance Subsidiary); provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of Loewen owned by Loewen or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

     "Special Finance Subsidiary" means a Restricted Subsidiary whose sole assets are debt obligations of LGII or Loewen and whose sole liabilities are Preferred Securities, the proceeds from the sale of which are or have been advanced to LGII or Loewen.

     LIMITATION ON LIENS. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom where the aggregate amount of Indebtedness secured by any such Liens, together with the aggregate amount of property subject to any Sale-Leaseback Transactions of Loewen and its Restricted Subsidiaries (other than Permitted Sale-Leaseback Transactions, defined herein), exceeds 10% of Loewen's Consolidated Net Worth, unless (x) in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Debt Securities, the Debt Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Debt Securities are equally and ratably secured except for
(a) Liens existing as at the Measurement Date; (b) Liens securing the Debt Securities or the Guarantees, if applicable; (c) Liens in favor of Loewen, LGII or any Wholly-Owned Subsidiary;
(d) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the provisions of this Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of Loewen or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (e) Permitted Liens.

     "Permitted Liens" means the following types of Liens: (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which Loewen or any of its Restricted Subsidiaries (including, without limitation, LGII) shall have set aside on its books such reserves as may be required pursuant to Canadian GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by Canadian GAAP shall have been made in respect thereof; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal  bonds,  bids,
leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Loewen or any of its Restricted Subsidiaries (including, without limitation, LGII); (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; (g) any Lien existing on any asset of any corporation at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event; (h) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided, that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion thereof; (i) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into Loewen or a Restricted Subsidiary and not created in contemplation of such event; (j) any Lien existing on any asset prior to the acquisition thereof by Loewen or a Restricted Subsidiary and not created in contemplation of such acquisition; (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(l) any extension, renewal or replacement of any Lien permitted by the preceding clauses (g), (h), (i) or (j) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding.

     "Permitted Sale-Leaseback Transactions" means any Sale-Leaseback Transaction with respect to property acquired or constructed after the Issue Date; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of Loewen or such Restricted Subsidiary, as the case may be, and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), Loewen would be able to incur $1.00 of additional
Indebtedness pursuant to the covenant described under "-- Limitation on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness). For purposes of the foregoing, "Attributable Value" means, as to any lease other than a Capitalized Lease Obligation and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under a lease during the initial term thereof as determined in accordance with Canadian GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with Canadian GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with Canadian GAAP.

     CHANGE OF CONTROL. Upon the occurrence of a Change of Control (defined herein), Loewen or LGII (if applicable) will be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Debt Securities of each series properly tendered and not withdrawn at a purchase price (the "Change of Control
Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

     If a Change of Control occurs and Loewen fails to pay the Purchase Price for all Debt Securities properly tendered and not withdrawn, LGII will be obligated to purchase all such Debt Securities at the Change of Control Purchase Price on the Change of Control Purchase Date in compliance with the requirements applicable to a Change of Control Offer made by Loewen.

     In order to effect such Change of Control Offer, Loewen or LGII, as the case may be, shall not later than the 30th day after the occurrence of a Change of Control, mail to each holder of Debt Securities notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Debt Securities must follow to accept the Change of Control Offer.

     If a Change of Control were to occur, there can be no assurance that Loewen or LGII would have sufficient funds to pay the purchase price for all Debt Securities that Loewen or LGII might to required to purchase. In the event that Loewen or LGII is required to purchase Debt Securities pursuant to a Change of Control Offer, each of Loewen and LGII expect that they would need to seek third-party financing to the extent they may not have available funds to meet their purchase obligations. However, there can be no assurance that Loewen or LGII will be able to obtain such financing on favorable terms, if at all.

     Neither Loewen nor LGII shall be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Loewen and purchases all Debt Securities validly tendered and not withdrawn under such Change of Control Offer.

     Loewen and LGII will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Debt Securities pursuant to a Change of Control Offer.

     "Change  of  Control" means the occurrence on or  after  the
Measurement  Date  of  any  of the  following  events:   (a)  any
"person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than
35%   of  the  total  Voting  Stock  of  Loewen  or  LGII,  under circumstances where the Permitted Holders (i) "beneficially own" (as so defined) a lower percentage of the Voting Stock than such other "person" or "group" and (ii) do not have the right or ability  by  voting  power, contract or  otherwise  to  elect  or designate for election a majority of the Board of Directors of Loewen or LGII; (b) Loewen or LGII consolidates with, or merges
with   or  into,  another  person  or  sells,  assigns,  conveys, transfers,  leases or otherwise disposes of all or  substantially
all   of   its  assets  to  another  person,  or  another  person
consolidates with, or merges with or into, Loewen or LGII, in any such event pursuant to a transaction in which the outstanding Voting Stock of Loewen or LGII is converted into or exchanged for
cash,   securities  or  other  property,  other  than  any   such
transaction where (i) the outstanding Voting Stock of Loewen or LGII is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Loewen or LGII as a Restricted Payment under the provisions hereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Loewen or LGII (together with any new directors whose election by such Board of Directors
or   whose  nomination  for  election  by  the  shareholders   or
stockholders of Loewen or LGII was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (including the failure of such individuals to be elected in a proxy contest involving a solicitation of proxies) to constitute a majority of the Board of Directors of Loewen or LGII then in office; or (d) Loewen or LGII is liquidated or dissolved or adopts a plan of liquidation other than a liquidation of LGII
into  Loewen.   With  respect to the sale of assets  referred  to
above, the meaning of the phrase "all or substantially all" shall vary according to the facts and circumstances of the subject transaction.

     DISPOSITION OF PROCEEDS OF ASSET SALES. Loewen will not, and will not permit any of its Restricted Subsidiaries
(including, without limitation, LGII) or First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries to, make any Asset Sale (defined herein) unless
(a) Loewen or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds (defined herein) of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof) or any other Pari Passu Indebtedness, or are not so applied, Loewen or such Restricted Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Loewen and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreements nor invested in Replacement Assets within the 180-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, Loewen shall make an offer to purchase (an "Asset Sale Offer"), from all holders of each series of Debt Securities, not more than 40 Business Days thereafter, an aggregate principal amount of Debt Securities equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price"). To the extent that the aggregate principal amount of Debt Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Loewen may use such deficiency for general corporate purposes. If the aggregate principal amount of Debt Securities validly tendered and not withdrawn by holders thereof exceeds the

Excess Proceeds, Debt Securities to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     Loewen and LGII will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Debt Securities pursuant to any Asset Sale Offer.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than Loewen or a Restricted Subsidiary of Loewen (including, without limitation, LGII), in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of Loewen (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law) or of First Capital Life Insurance Company of Louisiana, National Capitol Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries; (b) all or substantially all of the properties and assets of any division or line of business of Loewen or any Restricted Subsidiary of Loewen; or (c) any other properties or assets of Loewen or any Restricted Subsidiary of Loewen other than properties and assets sold in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Restricted Subsidiary of Loewen) by Loewen or any of its Restricted Subsidiaries in one or a series of related transactions in respect of which Loewen or such Restricted Subsidiary receives cash or property with an aggregate Fair Market Value of $2,000,000 or less; and (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of the applicable Indenture.

     "Net Cash Proceeds" means with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Loewen or any Restricted Subsidiary of Loewen (including, without limitation, LGII) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than Loewen or any Restricted Subsidiary of Loewen) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by Loewen or any Restricted Subsidiary of Loewen, as the case may be, as a reserve required in accordance with Canadian GAAP against any liabilities associated with such Asset Sale and retained by Loewen or any Restricted Subsidiary of Loewen, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS.   Loewen
will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of Loewen or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such
person   has  the  right  to  acquire,  whether  such  right   is
exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the Common Shares at any
time   outstanding  ("Interested  Persons"),  unless   (a)   such
transaction or series of related transactions are on  terms  that are no
less favorable to Loewen or such Restricted Subsidiary, as
the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of Loewen or Interested Persons, (b) with respect to a
transaction   or  series  of  transactions  involving   aggregate
payments or value equal to or greater than $10,000,000, Loewen has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to Loewen or its Restricted Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,500,000, Loewen shall have delivered an Officer's Certificate to the
Trustee   certifying   that  such  transaction   or   series   of
transactions comply with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of Loewen (including a majority of the disinterested directors); provided, however, that this covenant will not restrict Loewen from (i) paying dividends in respect of its Capital Stock permitted under the covenant described under "-- Limitation on Restricted Payments," (ii) paying reasonable and
customary   fees  to  directors  of  Loewen  or  any   Restricted
Subsidiary who are not employees of Loewen or any Restricted Subsidiary, (iii) entering into transactions with its Wholly-Owned Subsidiaries or permitting its Wholly-Owned Subsidiaries
from   entering  into  transactions  with  other  Wholly-   Owned
Subsidiaries of Loewen, (iv) making loans or advances to senior officers and directors of Loewen or any Restricted Subsidiary not in excess of $6,000,000 in the aggregate at any one time outstanding, (v) guaranteeing loans made to officers and other employees of Loewen or any Restricted Subsidiaries in connection with Loewen's 1994 Management Equity Investment Plan not in
excess   of  $6,000,000  in  the  aggregate  at  any   one   time
outstanding, (vi) making loans or advances to officers, employees or consultants of Loewen and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for
bona   fide  business  purposes  of  Loewen  and  its  Restricted
Subsidiaries, (vii) making other loans or advances  to  officers,
employees   or   consultants  of  Loewen   and   its   Restricted
Subsidiaries in the ordinary course of business for bona fide business purposes of Loewen and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding, (viii) making payments to officers or employees of Loewen or its Restricted Subsidiaries pursuant to obligations undertaken, at a time when such persons were not officers or employees of Loewen or its Restricted Subsidiaries, in connection with arms' length Asset Acquisitions or (ix) declaring or paying
dividends   on,   or  purchasing  or  redeeming,  the   Preferred
Securities of a Special Finance Subsidiary.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation,
LGII) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Loewen to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to Loewen or any other Restricted Subsidiary of Loewen, (c) make loans or advances to, or any Investment in, Loewen or any other Restricted Subsidiary of Loewen, (d) transfer any of its properties or assets to Loewen or any other Restricted Subsidiary of Loewen or (e) guarantee any Indebtedness of Loewen or any other Restricted Subsidiary of Loewen, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of Loewen or any Restricted Subsidiary of Loewen, (iii) customary restrictions on transfers of property subject to a Lien permitted under the provisions of this Indenture which could not materially adversely affect Loewen's ability to satisfy its obligations under the provisions of the applicable Indenture and the Debt Securities, (iv) any agreement or other instrument of a person acquired by Loewen or any Restricted Subsidiary of Loewen (or a Restricted Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance
or
restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in any agreement or instrument relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and
(vi) encumbrances and restrictions under Indebtedness in effect on the Issue Date (including under the Debt Securities) and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Debt Securities than those contained in the Indebtedness so refinanced or replaced.

     LIMITATIONS  ON  SALE-LEASEBACK TRANSACTIONS.   Loewen  will
not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, enter into any Sale-Leaseback Transaction, other than Permitted Sale-Leaseback Transactions, with respect to any property of Loewen or any of its Restricted Subsidiaries where the aggregate amount of property subject to such Sale-Leaseback Transactions, together with the aggregate amount of Liens securing Indebtedness of Loewen and its Restricted Subsidiaries (other than Permitted Liens), exceeds 10% of Loewen's Consolidated Net Worth.

     LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS. During any period of time that (i) the ratings assigned to any series of Debt Securities by each of S&P and Moody's (collectively, the "Rating Agencies") are no less than BBB-and Baa3, respectively (the "Investment Grade Ratings"), and (ii) no Default or Event of Default has occurred and is continuing with respect to such series of Debt Securities, Loewen and its Restricted Subsidiaries (including, without limitation, LGII) will not be subject to the covenants entitled "Limitation on Indebtedness," "Limitation on Restricted Payments," "Disposition of Proceeds of Asset Sales," "Limitation on Issuances and Sale of Preferred Stock by Restricted Subsidiaries," "Limitations on Transactions with Interested Persons" and "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" (collectively, the "Suspended Covenants") with respect to such series of Debt Securities. If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter Loewen and its Restricted Subsidiaries will be subject, on a prospective basis, to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Debt Securities) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the covenant described under "Limitations on Indebtedness," as if such covenant had been in effect at all times after the Measurement Date.

  REPORTING REQUIREMENTS

     Loewen shall file with the Commission, or if not permitted or required to so file will deliver to the Trustee, the annual reports, quarterly reports and the information, documents and other reports required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not Loewen has a class of securities registered under the Exchange Act. Loewen shall file with the Trustee and provide to each holder of Debt Securities, within 15 days after it files them with the Commission (or if such filing is not permitted under the Exchange Act, 15 Days after Loewen would have been required to make such filing), copies of such reports.

  EVENTS OF DEFAULT

     The following will be "Events of Default" with respect to each series of Debt Securities:

     (a) default in the payment of the principal of or premium, if any, on the Debt Securities of such series as and when the same shall become due and payable (upon maturity, acceleration, optional redemption, required purchase, scheduled principal payment, by declaration or otherwise); or

     (b) default in the payment of any installment of interest upon any of the Debt Securities of such series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (c) failure on the part of Loewen or LGII (if applicable) duly to observe or perform any other term, covenant or agreement contained in the Debt Securities of such series or pursuant to the provisions of this Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 60 days after the date on which written notice of such Default requiring Loewen to remedy the same shall have been given
(i) to the Issuer by the Trustee by registered mail, or (ii) to Loewen and the Trustee by holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; or

     (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Loewen or any Restricted Subsidiary
(including, without limitation, LGII) then has outstanding Indebtedness in excess of $20,000,000 (including Securities of another series), individually or in the aggregate, and either
(i)  such  Indebtedness is already due and  payable  in  full  or
(ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

     (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against Loewen or any Restricted Subsidiary (including without limitation LGII) or any of their respective properties and shall not be discharged or bonded against or stayed and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

     (f) either (i) the collateral agent under the Collateral Agreement or (ii) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of Loewen or any of its Restricted Subsidiaries (including, without limitation, LGII) shall commence judicial proceedings to foreclose upon assets of Loewen or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

     (g)    certain   events   of   bankruptcy,   insolvency   or
reorganization   with  respect  to  Loewen  or  any   Significant
Subsidiary of Loewen (including without limitation LGII) shall have occurred; or

     (h) the Guarantees with respect to such series of Debt Securities, if any, cease to be in full force and effect or are declared null and void, or LGII denies that it has any further liability under the Guarantees with respect to such series, or gives notice to such effect and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring Loewen and LGII to remedy the same shall have been given (i) to Loewen and LGII by the Trustee, or (ii) to Loewen, LGII and the
Trustee by holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding.

     NOTICE OF DEFAULT

     Within 90 days after the occurrence of a Default or an Event of Default with respect to Debt Securities of any series, the Trustee shall mail to all holders of Debt Securities of such series notice of the Default or Event of Default known to the Trustee with respect to such series, unless such default shall have been cured before the giving of such notice. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Debt Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee may withhold such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determine that the withholding of such notice is in the interest of the holders of the Debt Securities of such series.

     ACCELERATION

     If  an  Event of Default (other than as specified in  clause
(g) above) occurs and is continuing with respect to the Debt Securities of any series then outstanding, (a) the Trustee, by written notice to Loewen, or (b) the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by written notice to the Trustee and Loewen, may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Debt Securities of such series, premium, if any, and accrued and unpaid interest, if any, on all of the Debt Securities of such series to be due and payable immediately, upon which declaration, all amounts payable in respect of the Debt Securities of such series shall be immediately due and payable. If an Event of Default specified in clause (g) above occurs and is continuing, then the unpaid principal amount (or, if the Debt Securities of any series then outstanding are Original Issue Discount Securities, such portion of the principal amounts as may be specified in the terms of each such series), premium, if any, and accrued and unpaid interest on all Debt Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any holder of Debt Securities of such series.

     After a declaration of acceleration hereunder with respect to Debt Securities of any series, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series, by written notice to Loewen and the Trustee, may rescind and annul such declaration and its consequences if (a) Loewen has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under the respective Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Debt Securities of such series, (iii) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities of such series, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration at the rate borne by the Debt Securities of such series; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Debt Securities of such series that has become due solely by such declaration of acceleration, have been cured or waived; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent thereon.

     WAIVER

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series by notice to the Trustee may, on behalf of the holders of all the Debt Securities of such series, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in clause (a) or (b) above, or in respect of any provision of the Indenture which cannot be modified or amended without the consent of the holder so affected. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

     LIMITATION ON SUITS

     No holder of any Debt Securities of any series shall have any right to institute any suit, action or proceeding with respect to an Indenture or the Debt Securities of such series, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless: (1) the holder gives written notice to the Trustee of a continuing Event of Default; (2) the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (3) such holder or holders offer and, if requested, provide to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and (5) during such 60-day period the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding do not give the Trustee a direction which is inconsistent with the request; it being understood and intended, and being expressly covenanted by the holder of every Debt Security of such series with every other taker and holder and the Trustee, that no one or more holders of Debt Securities of such series shall have any right in any manner whatever by virtue of or by availing of any provision of an Indenture or of the Debt Securities to affect, disturb or prejudice the rights of any other holder of Debt Securities of such series, or to obtain or seek to obtain priority over or preference as to any other such holder, or to enforce any right under an Indenture or the Debt Securities of any series, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debt Securities of such series.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Debt Securities of any series or to enforce the performance of any provision of the applicable Debt Securities or Indenture.

     CERTIFICATES OF COMPLIANCE

     Loewen shall furnish to the Trustee annual and quarterly statements as to the performance by Loewen of its obligations under the Indenture and as to any default in such performance. Loewen is also required to notify the Trustee within 10 days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

  DEFEASANCE OR COVENANT DEFEASANCE

     Each of Loewen and LGII, if applicable, may, at its option and at any time, terminate its respective obligations with respect to an outstanding series of Debt Securities ("defeasance"). Such defeasance means that Loewen and LGII shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debt Securities of such series, except for (i) the rights of holders of outstanding Debt Securities of such series to receive payment in respect of the principal of, premium, if any, and interest on such Debt Securities when such payments are due, (ii) Loewen's obligations to issue temporary Debt Securities of such series, register the transfer or exchange of any Debt Securities of such series, replace mutilated, destroyed, lost or stolen Debt Securities of such series and maintain an office or agency for payments in respect of the Debt Securities of such series, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, each of Loewen and LGII may, at its option and at any time, elect to terminate its obligations with respect to certain covenants that are set forth in the Indenture, some of which are described above, and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Debt Securities of such series ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (i) Loewen must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Debt Securities of such series, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Debt Securities of such series to maturity (except lost, stolen or destroyed Debt Securities of such series which have been replaced or paid); (ii) Loewen or LGII shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of Loewen; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Loewen or LGII is a party or by which it is bound; (vi) Loewen or LGII shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and (vii) Loewen or LGII shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

  SATISFACTION AND DISCHARGE

     The Indenture with respect to a series of Debt Securities will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Debt Securities, as expressly provided for in the Indenture) as to all outstanding Debt Securities of such series when (i) either (a) all of the Debt Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities of such series which have been replaced or repaid and Debt Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by Loewen and thereafter repaid to Loewen or discharged from such trust) have been
delivered  to  the  Trustee   for
cancellation or (b) all Debt Securities of such series have been called for redemption or otherwise become due and payable and Loewen or LGII has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Debt Securities of such series to the date of deposit together with irrevocable instructions from Loewen or LGII directing the Trustee to apply such funds to the payment thereof at maturity; (ii) Loewen and LGII have paid all other sums payable by Loewen under the Indenture; (iii) there exists no Default or Event of Default under the Indenture; and (iv) Loewen or LGII has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

  AMENDMENTS AND WAIVERS

     Loewen and the Trustee may from time to time and at any time amend or supplement an Indenture (a) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as to Loewen may deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders of any series of Debt Securities; (b) to evidence the succession of another corporation to Loewen, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of Loewen; (c) to establish the form or terms of Debt Securities of any series and to provide for adjustment of conversion rights; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of any Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"); (e) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of an Indenture as shall be necessary to provide for or facilitate the administration of trusts by more than one trustee; and (f) to add to the covenants of Loewen such further covenants, restrictions, conditions or provisions as Loewen and the Trustee shall consider to be for the protection of the holders of all or any series of Debt Securities (and if such covenants, restrictions, conditions or provisions are to be for the protection of less than all series of Debt Securities, stating that the same are expressly being included solely for the protection of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default; provided, that in respect of any such additional covenant, restriction, condition or provision a supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Debt Securities of such series to waive such Event of Default.

     Any supplemental indenture authorized by an Indenture may be executed without the consent of the holders of any of the Debt Securities then outstanding. Notwithstanding the foregoing, the Trustee and Loewen may not make any change to an Indenture that adversely affects the rights of any holders of outstanding Debt Securities. Loewen shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change does not adversely affect the rights of any holder.

  GLOBAL DEBT SECURITIES

     Debt  Securities of a series may be issued in  whole  or  in part in the form of one or more fully registered global securities (a "Registered Global Security") that may be deposited with a depositary ("Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary to any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to a portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Loewen expects that the following provisions will apply to any such depositary arrangements.

     Upon the issuance of any Global Registered Securities, the Depositary will credit, on its internal book-entry system, the principal amount of Debt Securities of the individual beneficial interest represented by such Global Registered Securities to the respective accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Loewen if such Debt Securities are offered and sold directly by Loewen. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold such interests through a participant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interest in such Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented thereby for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the
Indentures. Accordingly, each person owning a beneficial interest in such Registered Global Security will be required to rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest., to exercise the rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. Loewen understands that, under existing industry practices, if Loewen requests any action of holders or an owner of a beneficial interest in a Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal of, premium, if any and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security.

     Loewen expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interest in the principal amount of such Registered Global Security as shown on the records of such Depositary. Loewen also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants. None of Loewen, the Trustee or any agent of Loewen shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Registered Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Loewen within 90 days, Loewen will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Loewen may at any time and in its sole discretion determine not to have any o the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Debt Securities. Further, if Loewen so specifies with respect to Debt Securities of any series an owner of a beneficial interest in a Registered Global Security representing Debt Securities of such series may, on terms acceptable to Loewen and the Depositary, receive Debt Securities of such series in definitive form registered in the name of such beneficial owner or its designee.

  THE TRUSTEE

     Unless otherwise specified in the applicable Prospectus Supplement, Fleet National Bank, or its successor, shall be the Trustee under each Indenture. The Indentures provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If any Event of Default has occurred and is continuing the Trustee will exercise such rights and powers vested in it under the applicable Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indentures, including provisions of the TIA incorporated by reference therein, will contain limitations on the rights of the Trustee should it become a creditor of Loewen, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

     In addition to serving as Trustee under the Indentures, Fleet National Bank also serves as trustee under (a) the Indenture dated as of March 20, 1996, as amended (the "March 1996 Indenture"), among LGII, Loewen, as Guarantor, and Fleet National Bank, as trustee, and (b) the Indenture dated as of October 1,
1996,  as  amended  (the  "October 1996 Indenture")  among  LGII,
Loewen,  as  Guarantor, and Fleet National Bank, as trustee.   In
March   1996,  LGII  issued  $225,000,000  7 1/2%  Series  1  Senior
Guaranteed Notes due 2001 and $125,000,000 8 1/4% Series 2 Senior Guaranteed Notes due 2003 under the March 1996 Indenture, and in October 1996, LGII issued $125,000,000 7 3/4% Series 3 Senior
Guaranteed Notes due 2001 and $225,000,000 8 1/4% Series 4 Senior Guaranteed Notes due 2003 under the October 1996 Indenture. Pursuant to the TIA, in certain circumstances, if an event of default were to occur under the March 1996 Indenture, the October 1996 Indenture and/or any Indenture relating to Debt Securities, Fleet National Bank could be required to resign as trustee under one or more of such indentures. If Fleet National Bank were to resign as trustee, Loewen or LGII would be required to take prompt steps to have a successor trustee or trustees appointed in the manner provided in the indenture or indentures from which Fleet National Bank has resigned.

                  DESCRIPTION OF SHARE CAPITAL

     The authorized capital of Loewen consists of 990,000,000 shares without par value divided into 750,000,000 Common Shares, 40,000,000 Class A shares without par value ("Class A Shares"), and 200,000,000 First Preferred Shares without par value ("First Preferred Shares").

     The following description of the capital stock of Loewen does not purport to be complete and is qualified in its entirety by reference to Loewen's Altered Memorandum and Articles, as amended, and the Shareholder Protection Rights Plan Agreement, as amended, each of which is filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

  GENERAL

     If Common Shares or Preferred Shares are offered hereby, reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of such Securities, including
(a) with respect to Common Shares, the number of shares or the aggregate market value of the shares being offered, the initial offering price, and market price and dividend information, and
(b) with respect to Preferred Shares, as applicable, the specific designation, number of shares offered, the initial offering price, liquidation preference, stated value per share, dividend rate (which may be fixed or variable), place or places where dividends on such Preferred Shares will be payable, terms of conversion, sinking fund provisions, redemption provisions, voting rights, preemption rights, restrictions on transferability, listing or application for listing on a securities exchange or interdealer quotation system, restrictions on the repurchase or redemption of such Preferred Shares by Loewen if there is any arrearage in the payment of dividends or sinking fund installments, and any other rights, preferences, privileges, limitations or restrictions relating to such Preferred Shares.

  COMMON SHARES

     Each Common Share carries one vote on a poll (ballot) at all meetings of shareholders, participates equally in any dividend declared by the Board of Directors on such shares (subject to the dividend priority of any First Preferred Shares) and carries the right to receive (after the return of capital and  accrued  but
unpaid  dividends on the outstanding First Preferred  Shares,  if any) a proportionate share of the assets of Loewen available for distribution in the event of the liquidation, dissolution or winding up of Loewen, whether voluntary or involuntary, or in the event of any other distribution of assets of Loewen among its shareholders for the purpose of winding up its affairs (a "Liquidation"). The Common Shares and the Class A Shares rank equally as to dividends and distribution on winding up. See "--Class A Shares."

  CLASS A SHARES

     The Class A Shares, which rank pari passu with the Common Shares, were created in connection with the issuance of warrants to the purchasers of certain subordinated debentures issued by Loewen. All of the warrants to acquire Class A Shares were exercised by the debenture holders when Loewen made its initial public offering, and all of the issued Class A Shares have been converted into Common Shares.

  FIRST PREFERRED SHARES

     First Preferred Shares may be issued from time to time in one or more series and in such numbers and with such special rights and restrictions attached to each series as the Board of Directors of Loewen determines. The First Preferred Shares, as a class, are entitled to preference over the Common Shares and shares of any other class ranking junior to the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of a Liquidation. In the event of non-payment of the full amount of dividends payable or any other amount payable on winding up or other return of capital, the First Preferred Shares of each series will participate ratably with the First Preferred Shares of every other series in accordance with the respective amounts payable.

     SERIES A PREFERRED SHARES

     In March 1988, the Board of Directors of Loewen designated 1,000,000 First Preferred Shares as 7.75% Cumulative Redeemable Convertible First Preferred Shares, Series A ("Series A Preferred Shares"), all of which shares were issued on March 30, 1988. All of the Series A Preferred Shares were converted to Common Shares on or prior to May 29, 1990.

     SERIES B PREFERRED SHARES

     In June 1994, in connection with the MEIP, the Board of Directors of Loewen designated 425,000 First Preferred Shares as Series B Preferred Shares. As of the date hereof, no Series B Preferred Shares have been issued. Each Series B Preferred Share will be convertible into 10 Common Shares at any time before July 15, 2011. As and when cash dividends are declared on the Common Shares, the holders of Series B Preferred Shares are entitled to equivalent cash dividends in proportion to the conversion basis. The Series B Preferred Shares are non-voting.

     Participants in the MEIP were issued investment options ("Investment Options") to acquire debentures of LGII ("MEIP Debentures"). In connection therewith, Loewen entered into an exchange acknowledgment dated as of June 14, 1994, pursuant to which Loewen will issue Series B Preferred Shares to participants in the MEIP in exchange for their MEIP Debentures. Participants in the MEIP have undertaken that, immediately upon exercising their Investment Options, they will exchange the MEIP Debentures acquired thereby for Series B Preferred Shares. Canadian participants have further undertaken that, immediately upon such exchange, they will convert their Series B Preferred Shares into Common Shares. Pursuant to the MEIP, Raymond L. Loewen has entered into a binding commitment to purchase MEIP  Debentures.
At his option, Mr. Loewen may hold the Series B Preferred Shares that he acquires on exchange of such MEIP Debentures. It is unlikely that any participants in the MEIP will be entitled to purchase MEIP Debentures, and exchange them for Series B Preferred Shares, before June 15, 1999.

     SERIES C PREFERRED SHARES

     In December 1995, the Loewen Board of Directors designated 880,000 First Preferred Shares as Series C Preferred Shares. In May 1996, each Series C Preferred Share was subdivided into ten Series C Preferred Shares; accordingly, currently 8,800,000 First Preferred Shares are designated as Series C Preferred Shares.

     In January 1996, Loewen completed a public offering in Canada and a simultaneous private placement in the United States of an aggregate of 8,800,000 Convertible First Preferred Shares Series C Receipts ("Series C Receipts"), each representing entitlement to 1/10 of a Series C Preferred Share. Following the subdivision of the Series C Preferred Shares in May 1996, the Series C Receipts were replaced with Series C Preferred Shares.

     For purposes of certain determinations in connection with redemption or conversion of Series C Preferred Shares described below, "Current Market Price" at a particular date means the weighted average price at which the Common Shares have traded during the 20 consecutive trading days ending on the third day before such date on The Toronto Stock Exchange or, if the Common Shares are not then listed on The Toronto Stock Exchange, on such stock exchange or interdealer quotation system on which the Common Shares are listed, as may be selected for such purpose by the Board of Directors of Loewen.

     Holders  of  Series  C  Preferred  Shares  are  entitled  to
cumulative  dividends  at  an  annual  rate  of  6.00%,   payable
quarterly in arrears on the first business day in January, April, July and October in each year.

     Holders of Series C Preferred Shares have the right at any time before January 1, 2003, to convert each Series C Preferred Share into the number of Common Shares as is determined by dividing Cdn.$25.00 by Cdn.$38.125, as it may be adjusted from time to time. Thereafter, holders of Series C Preferred Shares will have the right on January 1, 2003 and on the first business day of each quarter thereafter, to convert each Series C Preferred Share into the number of Common shares as is determined by dividing Cdn.$25.00 plus accrued and unpaid dividends thereon by the greater of Cdn.$3.00 and 95% of the Current Market Price on the date of conversion.

     Series C Preferred Shares are not redeemable prior to July 1, 1999. Beginning on July 1, 1999, the Series C Preferred Shares will be redeemable by Loewen, upon giving not less than 30 days' notice, at a redemption price equal to Cdn.$25.00 per share plus accrued and unpaid dividends thereon (the "Redemption Price"). Prior to July 1, 2001, a redemption may only be effected by the issuance of Common Shares, determined by dividing the Redemption Price by the greater of Cdn.$3.00 and 95% of the Current Market Price at the date of redemption. On and after July 1, 2001, the Redemption Price may be paid in cash or Common Shares. Loewen may not redeem the Series C Preferred Shares unless the arrearage, if any, of dividends, is paid in full.

     In the event of a Liquidation, holders of the Series C Preferred Shares will be entitled to receive an amount equal to the Redemption Price before any amounts are paid to the holders of Common Shares or any other class of shares ranking junior to the Series C Preferred Shares.

     Holders of Series C Preferred Shares generally are not entitled to attend or vote at any meeting of the holders of Common Shares, except as otherwise required by law. In the event that Loewen shall have failed to pay six quarterly dividends (or the initial dividend payable on July 1, 1996 and any four other quarterly dividends) and so long as such dividends remain in arrears, holders of Series C Preferred Shares shall be entitled to receive notice of, and to attend all meetings of the holders of Common Shares and, at such meetings, shall be entitled to one vote per Series C Preferred Share then held.

  SHAREHOLDER PROTECTION RIGHTS PLAN

     On April 20, 1990, the Board of Directors of Loewen approved a Shareholder Protection Rights Plan Agreement (the "Rights Plan"), which was confirmed by Loewen's shareholders in accordance with the provisions of the Rights Plan at the annual general meeting of Shareholders on May 24, 1990 and re-confirmed for an additional five year period at the annual general meeting of Shareholders on May 17, l995. The Rights Plan is currently set to expire on April 20, 2000. This summary of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Rights Plan, which is incorporated herein by reference. Certain capitalized terms used below without definition are used as defined in the Rights Plan.

     The Rights Plan is intended to discourage unfair takeover bid tactics and to give the Board of Directors time, if there is an unsolicited bid, to pursue alternatives to maximize shareholder value. To preserve the shareholders' right to consider take-over bids on a fully-informed basis, the Rights Plan provides that a bidder's position may be substantially diluted if it does not either make a "Permitted Bid" directly to all shareholders or negotiate with the Board for a waiver of the Rights Plan's provisions.

     Unless and until the Rights "separate", each Common Share carries one Right, which is evidenced by the share certificate and is transferable only along with the Common Share.

     The Rights would separate upon:

     (1)    the  tenth  day  after  the  date  of  first   public
announcement  of  a  Take-over Bid or the intention  of  any  one
(other than the Company or a subsidiary of the Company) to make a Take-over Bid, other than a Permitted Bid;

     (2)    the  tenth  day  after  the  date  of  first   public
announcement of facts indicating that any person has become the Beneficial Owner of 20% or more of the outstanding Common Shares
(unless otherwise exempt under the Rights Plan);

     (3) a Flip-over Transaction or Event, which is generally either

           a. a business combination whereby the Common Shares would be changed; or

          b. a sale of more than 50% of the consolidated assets of the Company; or

     (4) such earlier or later date as may be determined by the Board of Directors, acting in good faith; provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time.

     In the case of a Take-over Bid (so long as a Flip-in Event has not occurred), each Right would entitle the holder (other than the bidder) to acquire one Common Share for the Exercise Price; in the other cases described above, each Right would entitle the holder (other than the bidder) to acquire for the

Exercise Price, Common Shares (in the case of a Flip-in Event) or common shares of the combined entity or purchaser (in the case of a Flip-over Transaction or Event) having an aggregate Market Price of two times the Exercise Price. The Exercise Price is currently Cdn. S125 and is subject to anti-dilution provisions.

     Under the Rights Plan, a Flip-in Event will occur ten days after the acquisition of Beneficial Ownership of more than 20% of the Common Shares except:

     a.   by way of a Permitted Bid (as defined herein);

     b.   by an acquirer who obtains a waiver from the Board;

     c. as a result of the death of a Beneficial Owner of Common Shares;

     d. by a person who held more than 20% of the Common Shares on April 20, 1990, who is "grandfathered" subject to a number of restrictions (a "Grandfathered Person"); or

     e. by registered pension plans whose governing legislation does not permit them to hold more than 30% of Common Shares and who acquire shares independently for investment.

     A "Permitted Bid" is a take-over bid that complies with all applicable securities laws and is:

     (1) for all Common Shares and to all holders, wherever resident;

     (2) made by a bidder who (with related parties) does not own more than 5% of the Common Shares (unless the bidder owned at least that percentage on April 20, 1990); and

     (3) conditioned upon approval by a majority of the votes cast by "Independent Shareholders" (those other than certain shareholders who have acquired more than 20% of the Common Shares or who have made a Takeover-Bid, their Associates, Affiliate or persons acting jointly or in concert with them), and expire no earlier than five business days after the shareholders' meeting called to consider it.

     To Loewen's knowledge, the only "Grandfathered Persons" are Raymond L. Loewen and Anne Loewen. The holdings of a Grandfathered Person can be increased by up to 2% of the Common Shares without causing a Flip-in Event to occur. A person who acquires Common Shares as a result of the death of a
Grandfathered Person or who buys all of the Common Shares beneficially owned by a Grandfathered Person would also be a Grandfathered Person, but to make a Permitted Bid such a buyer would have to offer the other holders of Common Shares consideration at least equal to that paid to the selling Grandfathered Person.

                     DESCRIPTION OF WARRANTS

     Loewen may issue Warrants to purchase Common Shares, Preferred Shares or Debt Securities, or any combination thereof. Warrants may be issued independently or together with other Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between Loewen and a warrant agent ("Warrant Agent"). Forms of Warrant Agreements are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Warrant Agent will act solely as an agent of Loewen in connection with the Warrants for each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners or Warrants.

  GENERAL

     The following sets forth certain general terms and provisions of the Warrants. Further terms of the Warrants and the respective Warrant Agreement will be set forth in the applicable Prospectus Supplement, including as applicable: (i) the title, series or designation of the Warrants, (ii) the type and amount of Securities that may be acquired on exercise of the Warrants, (iii) the offering price of the Warrants, including the currency or currencies, including composite currencies, in which the Warrants may be purchased, (iv) whether the Warrants are offered attached to or separate from other Securities, (v) the period during which the Warrants are exercisable, (iv) the exercise price of the Warrants, including the currency or currencies in which the exercise price is payable, and any provisions for changes to or adjustments in the exercise price,
(v) any limitations on exercise of the Warrants, (vi) the amount of other Warrants outstanding, (vi) whether the Warrants will be issued in registered or bearer form, (vii) information with respect to book entry procedures, and (viii) any other material terms of the Warrants.

  EXERCISE OF WARRANTS

     Each Warrant will entitle the holder to purchase such number of Common Shares or Preferred Shares at such exercise price, for such consideration and during such period or periods, or under such circumstances, as shall in each case be set forth in, or calculable from, the applicable Prospectus Supplement.

     Warrants shall be exercisable by delivery to the Warrant Agent of payment of the exercise price along with properly completed and endorsed certificates representing the Warrants being exercised ("Warrant Certificates"), as provided in the applicable Prospectus Supplement. Unless otherwise provided in the Warrant Agreement, as soon as practicable following receipt of the exercise price and the requisite Warrant Certificates, Loewen shall issue and deliver the Securities purchased pursuant to exercise of the Warrants as soon as practicable. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate shall be issued for the amount of unexercised Warrants.

  MODIFICATION OF WARRANT AGREEMENTS

     The Warrant Agreement will contain a provision permitting Loewen and the Warrant Agent, without the consent of any Warrant holder, to supplement or amend the Warrant Agreement in order to cure any ambiguity and to correct or supplement any provision contained therein which may be defective or inconsistent with other provisions, or to make other provisions in regard to matters or questions arising thereunder which Loewen and the Warrant Agent deem necessary or desirable and which do not adversely affect the interests of the Warrant holders.

                      PLAN OF DISTRIBUTION

     Loewen may offer and sell any of the Securities from time to time through agents, to or through underwriters, through dealers or directly to purchasers. The Prospectus Supplement with respect to the Securities to be offered will set forth the terms of the offering of the Securities, including (i) the name or names of any underwriters, dealers or agents, (ii) the offering price of the Securities, (iii) the proceeds to the Company from such sale, (iv) any underwriting discounts and commissions or other amounts constituting underwriters' or agents' compensation, and (v) any securities exchange or automated quotation system on which the Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by Loewen from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by Loewen to such agent will be set forth, in the applicable Prospectus Supplement. Any such agent may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, Loewen will execute an underwriting agreement with one or more underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities. If underwriters are utilized in the sale of Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all of such series of Securities if any are purchased.

     If a dealer is utilized in the sale of Securities, Loewen will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited by Loewen directly to institutional investors and others who may be deemed to be underwriters (as that term is defined in the Securities
Act) with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Loewen against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents of Loewen. Any remarketing firm will be identified and the terms of its agreement, if any,  with  its
compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters (as such term is defined in the Securities Act) in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification or contribution by Loewen against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, Loewen may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from Loewen at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by Loewen.

                          LEGAL MATTERS

     The validity of the Guarantees and certain matters of New York law relating to the validity of the Debt Securities and the Warrants will be passed upon for Loewen and LGII by Thelen, Marrin, Johnson & Bridges LLP, San Francisco, California. The validity of the Common Shares and the Preferred Shares, and certain statements as to enforceability of certain civil liabilities against Loewen in the Prospectus, will be passed upon for Loewen by Russell & DuMoulin, Vancouver, British Columbia, Canada.

                             EXPERTS

     The consolidated financial statements of Loewen incorporated by reference in this Prospectus have been audited by KPMG, Chartered Accountants, for the periods indicated in its report thereon, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on such report given on the authority of KPMG as experts in accounting and auditing.

   ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AGAINST LOEWEN

     Loewen is a corporation organized under and governed by the laws of the Province of British Columbia, Canada. Certain of its directors, controlling persons, and officers are residents of Canada, and all or a portion of the assets of such persons and of Loewen are located outside the United States. As a result, it may be difficult or impossible for United States holders of the Common Shares to effect service within the United States upon Loewen (although it may be possible to effect service upon direct or indirect United States subsidiaries of Loewen) and those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the Securities Act or the Exchange Act, to the extent such judgments exceed such person's United States assets. Loewen has been advised by Russell & DuMoulin, its Canadian counsel, that there is doubt as to the enforceability in Canada against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the Securities Act or the Exchange Act.

    No  dealer,  salesperson  or  other
person has been authorized to give  any
information    or    to    make     any
representations   other   than    those
contained   in   this   Prospectus   in
connection with the offer and  sale  of
securities made hereby, and if given or
made,      such     information      or
representations must not be relied upon
as   having  been  authorized  by   the   THE LOEWEN GROUP INC.
Company.   This  Prospectus  does   not
constitute  an offer of any  securities
other than those to which it relates or       COMMON SHARES
an  offer  or  a  solicitation  in  any
jurisdiction to any person to  whom  it     PREFERRED SHARES
is  not  lawful to make such  offer  or
solicitation   in  such   jurisdiction.      DEBT SECURITIES
Neither    the   delivery    of    this
Prospectus,  nor  any  distribution  of         WARRANTS
securities made hereunder shall,  under
any     circumstances,    create    any
implication that there has not  been  a
change  in the facts set forth in  this       LOEWEN GROUP
Prospectus  or  in the affairs  of  the    INTERNATIONAL, INC.
Company  since the date hereof or  that
the  information  contained  herein  is
correct  as  of any time subsequent  to    GUARANTEES OF DEBT
the date hereof.                               SECURITIES


           TABLE OF CONTENTS

                                   Page
Available Information                 2
Incorporation of Certain Information
 by Reference                         2
Disclosure Regarding Forward-Looking
 Statements                           3        PROSPECTUS
Financial Information                 3
The Company                           4
Use of Proceeds                       4
Ratio of Earnings to Fixed Charges    5
Description of Debt Securities        6
Description of Share Capital         31
Description of Warrants              35
Plan of Distribution                 36
Legal Matters                        38                , 1997
Experts                              38
Enforceability of Certain Civil
 Liabilities Against Loewen          38

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           SUBJECT TO COMPLETION, DATED MARCH 21, 1997
PROSPECTUS

                          $500,000,000
                LOEWEN GROUP INTERNATIONAL, INC.
                         DEBT SECURITIES
     [LOGO]
                          GUARANTEED BY
                      THE LOEWEN GROUP INC.


     Loewen Group International, Inc., a Delaware corporation ("LGII") may offer and sell from time to time, in one or more series, debt securities consisting of notes, debentures and/or other evidences of indebtedness representing secured or unsecured obligations of LGII ("Debt Securities"). Debt Securities may be guaranteed ("Guarantees") by The Loewen Group Inc., a corporation under the laws of British Columbia, Canada ("Loewen" and, together with its subsidiaries and associated entities, the "Company"). LGII is a wholly owned subsidiary of Loewen.

     Certain specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), which will describe, without limitation and where applicable, the specific designation and denomination, the aggregate principal amount being offered, whether such Debt Securities are secured, whether such Debt Securities are guaranteed by Loewen, maturity, interest rate (which may be fixed or variable), place or places where interest on such Debt Securities will be payable, terms of conversion, sinking fund provisions, redemption provisions, voting rights, restrictions on transferability, listing or application for listing on a securities exchange or interdealer quotation system, any right of LGII to defer payment of interest on the Debt Securities and the maximum length of such deferral period, and any other rights, privileges, limitations or restrictions relating to the Debt Securities.

     The aggregate offering price to the public of the Securities will be limited to $500,000,000 (or its equivalent, based on the applicable exchange rate at the time of issue, if Debt Securities are offered for consideration denominated in one or more foreign currencies as shall be designated by LGII). The Debt Securities may be denominated in United States dollars or, at the option of LGII if so specified in the applicable Prospectus Supplement, in one or more foreign currencies. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     The Debt Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     This  Prospectus may not be used to consummate sales of Debt
Securities unless accompanied by a Prospectus Supplement.


NO SECURITIES COMMISSION OR SIMILAR AUTHORITY IN CANADA HAS IN ANY WAY PASSED UPON THE MERITS OF THE SECURITIES OFFERED HEREUNDER AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENSE. THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA AND MAY NOT BE OFFERED OR SOLD IN CANADA OR TO OR FOR THE ACCOUNT OF A CANADIAN PERSON.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
             TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is _________________, 1997

                      AVAILABLE INFORMATION

     Loewen and LGII have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, with respect to the Debt Securities and the Guarantees. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that Loewen files with the Commission electronically are contained in the Internet Web site maintained by the Commission. The Commission's Web site address is http://www.sec.gov. The Common Shares are traded on the New York Stock Exchange, The Toronto Stock Exchange and The Montreal Exchange. Reports, proxy statements and other information filed by Loewen may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005, at the offices of The Toronto Stock Exchange at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X IJ2 and at the offices of The Montreal Exchange at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents heretofore filed by Loewen with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (File No. 0-18429 for filings prior to September 27, 1996; File No. 1-12163 for filings on or subsequent to September 27, 1996) are hereby incorporated herein by reference: (a) Loewen's (i) Annual Report on Form 10-K for the year ended December 31, 1995, filed March 28, 1996 (as amended on Form 10-K/A filed June 20,
1996), (ii) Quarterly Reports for the quarters ended March 31, 1996 (filed May 15, 1996), June 30, 1996 (filed August 14, 1996)
and September 30, 1996 (filed November 14, 1996), and (ii) Current Reports on Form 8-K dated January 3, 1996, January 17, 1996, January 24, 1996, January 26, 1996, February 6, 1996,
February 12, 1996, February 27, 1996, March 4, 1996, March 13, 1996, March 20, 1996, March 26, 1996 (as amended on Forms 8-K/A, filed June 11, 1996 and July 6, 1996), March 31, 1996, May 1,
1996, May 8, 1996, May 24, 1996, June 4, 1996, June 6, 1996, June
17,  1996,  June 30, 1996, August 7, 1996, August  26,  1996  (as
amended on Form 8-K/A, filed October 30, 1996), August 29, 1996, September 5, 1996, September 17, 1996, September 20, 1996, September 24, 1996, September 26, 1996, October 1, 1996, October 10, 1996, October 14, 1996, October 17, 1996, November 1, 1996,
November 3, 1996, November 7, 1996, November 19, 1996, November 20, 1996, December 1, 1996, December 5, 1996, December 10, 1996,

December 11, 1996, December 16, 1996, January 7, 1997, January 8, 1997 and March 5, 1997; and (b) the description of the Common Shares contained in the Registration Statement on Form 20-F filed by Loewen on March 30, 1990 (File No. 0-18429), including any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     LOEWEN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENT). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY OF LOEWEN, 4126 NORLAND AVENUE, BURNABY, BRITISH COLUMBIA, CANADA V5G 3S8; TELEPHONE NUMBER (604) 299-9321.

         DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     The Prospectus, as amended and supplemented, and certain documents incorporated by reference herein contain or may contain both statements of historical fact and "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-
looking   statements  include:   (i)  projections   of   revenue,
earnings,   capital   structure  and   other   financial   items,
(ii) statements of the plans and objectives of the Company or its management, (iii) statements of future economic performance and
(iv) assumptions underlying statements regarding the Company or its business. Important factors, risks and uncertainties that could cause actual results to differ materially from any forward-looking statements ("Cautionary Statements") are disclosed herein and in certain documents incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                      FINANCIAL INFORMATION

     All  dollar amounts in financial statements incorporated  by reference  into  this  Prospectus are in  United  States  dollars
("U.S.$"  or  "$")  unless  otherwise indicated.   References  to
"Cdn.$" are to Canadian dollars.

     The consolidated financial statements of Loewen, its subsidiaries and associated entities (the "Company") included in Loewen's reports filed pursuant to the Exchange Act are prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in
Note 21 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     The consolidated financial statements of the Company for the year ended December 31, 1993, and for prior years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the year ended December 31, 1994 and subsequent periods in United States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00=Cdn$1.3217.

                           THE COMPANY

     The Company operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. The Company also engages in the pre-need selling of funeral, cemetery and cremation merchandise and services. As at December 31, 1996, the Company operated 956 funeral homes and 313 cemeteries throughout North America. This included 837 funeral homes and 307 cemeteries in the United States (including locations in Puerto Rico). LGII serves as the holding company for the United States assets and operations of the Company (other than assets and operations in Puerto Rico). At December 31, 1996, LGII's operations consisted of 833 funeral homes, 301 cemeteries and four insurance companies.

     LGII was incorporated in 1987 under the laws of the State of Delaware. LGII's principal executive officers are located at 50 East RiverCenter Boulevard, Covington, Kentucky 41011; telephone
(606) 431-6663. Loewen was incorporated in 1985 under the laws of British Columbia, Canada. Loewen's principal executive offices are located at 4126 Norland Avenue, Burnaby, British Columbia, Canada, V5G 3S8; telephone (604) 299-9321.


                         USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds received by the Company from the sale of any Securities offered hereby will be used for working capital and general corporate purposes, including acquisitions and interest and principal payments on indebtedness. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

             RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges, presented on a Canadian GAAP and U.S. GAAP basis, for each of the years in the five-year period ending December 31, 1995 and for each of the nine-month periods ended September 30, 1995 and 1996. No preferred share dividends were paid or declared during such period.

                            Nine
                           Months      Year ended December 31,
                           ended
                         September
                            30,
                         1996  1995  1995  1994  1993  1992  1991
CANADIAN GAAP
Ratio of earnings to     2.0x  2.2x --(1)  2.5x  2.9x  2.6x  2.6x
fixed charges
U.S. GAAP
Ratio of earnings to     2.0x  2.2x --(2)  2.4x  2.9x  2.6x  2.5x
fixed charges

(1) The 1995 loss is not sufficient to cover fixed charges by a total of approximately $126.6 million and as such the ratio of earnings to fixed charges has not been computed.
     Reference is made to the Statement re Computation of Earnings to Fixed Charges Ratio (Canadian GAAP), which is an exhibit to the Registration Statement of which this Prospectus forms a part.

(2) The 1995 loss is not sufficient to cover fixed charges by a total of approximately $128.3 million and as such the ratio of earnings to fixed charges has not been computed.
     Reference is made to the Statement re Computation of Earnings to Fixed Charges Ratio (U.S. GAAP), which is an
     exhibit   to  the  Registration  Statement  of  which   this
     Prospectus forms a part.

                 DESCRIPTION OF DEBT SECURITIES

     Debt Securities offered hereby, which may consist of notes, debentures and other evidences of indebtedness, may be issued in one or more series and may be guaranteed by Loewen. Each series of debt securities will be issued under an indenture by and among LGII, Loewen as guarantor (if applicable), and the trustee identified therein (the "Trustee"). A form of the indenture to be entered into with respect to a series of Debt Securities
(each, an "Indenture") has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The  statements  herein  relating to  the  Debt  Securities,
Loewen's guarantees of the Debt Securities ("Guarantees"), if applicable, and the Indenture are summaries and do not purport to be complete. Such summaries are subject to the detailed provisions of the applicable Indenture, to which reference is hereby made for a full description of such provisions, including the definitions therein of certain terms capitalized in this Prospectus. Whenever defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference as part of the statement made and such statement shall be qualified in its entirety by such reference.

  GENERAL

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby, including as applicable: (1) the specific designation of such Debt Securities;
(2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of  determining  such
date or dates; (4) the interest rate or rates (which may be fixed or variable) or the method of calculating such rate or rates; (5) the date or dates from which interest will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest will be payable and the record date or dates therefor; (7) whether such Debt Securities are secured or unsecured and whether such Debt Securities are guaranteed by Loewen, (8) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (9) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of LGII; (10) any obligation of LGII to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of specified events, or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (11) the denominations in which such Debt Securities are authorized to be issued; (12) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable or redeemable and whether LGII or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable or redeemable; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of Loewen specified in the Indenture with respect to such Debt Securities;
(16) the application of any means of defeasance or covenant defeasance that may be specified for such Debt Securities;
(17) any provisions relating to the exchange or conversion of such Debt Securities; and (18) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange or interdealer quotation system.

     Unless  otherwise  specified in  the  applicable  Prospectus
Supplement, Debt Securities will be issued in fully registered form without coupons. If Debt Securities of any series are issued in bearer form, any special restrictions and considerations, including any offering restrictions and United States federal income tax considerations, applicable to such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units of if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will not be convertible or exchangeable into any other securities. If any series of Debt Securities is convertible or exchangeable into other securities,
the applicable Prospectus Supplement will include a description of such securities, including as applicable (a) the title, designation, maturity and denomination, (b) any dividend, conversion, sinking fund, redemption, voting, liquidation and preemption rights, (c) any restrictions on transferability by the holders or on repurchase or redemption by the issuer, and (d) any other special terms pertaining to such securities.

  DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Debt Securities generally will be issued in registered form and in denominations of $1,000 and integral multiples of $1,000. Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of Debt Securities will be made, subject to any applicable laws and regulations, in the designated currency at the office or agency of LGII maintained for that purpose as Loewen may designate from time to time, except that, at the option of LGII, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto, as specified in the Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the office or agency of Loewen maintained for such purpose as Loewen may designate from time to time. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

  REDEMPTION

     A series of Debt Securities may be subject to redemption at the option of LGII, in whole or in part, or may not be redeemable prior to maturity. In addition, LGII may be obligated upon the occurrence of specified events or at the option of a holder of Debt Securities, to redeem or repurchase all or part of a series of Debt Securities. Any such provisions will be set forth in the applicable Prospectus Supplement.

  RANKING

     Each series of Debt Securities and the related Guarantees (if any) will rank equally and pari passu as to the right of payment of principal and interest, if any, with each other series of the Debt Securities and Guarantees (if any) and with all other Senior Debt (defined herein) of LGII and Loewen, respectively. LGII and Loewen are parties to a collateral trust arrangement, described below (the "Collateral Agreement"), pursuant to which, so long as the Indebtedness (defined herein) subject to the Collateral Agreement is secured, the Debt Securities of a series will be secured as described herein. However, unless the applicable Prospectus Supplement provides otherwise, the holders of Debt Securities will not have an independent right to require the Lien secured by the Collateral (defined herein) to remain in place or to require any other security for the Debt Securities. As at December 31, 1996, the aggregate amount of outstanding Pari Passu Indebtedness (defined herein) was approximately $1.3 billion. See "--Collateral Trust Arrangement."

     Debt Securities will be effectively subordinated in right of payment to all existing and future liabilities, including trade payables, of the subsidiaries of LGII.

     "Indebtedness" means, with respect to any person, without duplication (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but excluding, without limitation, all obligations, contingent or otherwise, of such person in connection with any undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, (i) any Preferred Stock of any Restricted Subsidiary of such person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the provisions hereof, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of this definition, the term "Indebtedness" shall not include (i) Indebtedness of a Wholly-Owned Subsidiary owed to and held by Loewen, LGII or another Wholly-Owned Subsidiary, in each case which is not subordinate in right of payment to any Indebtedness of such Subsidiary, except that (a) any transfer of such Indebtedness by Loewen, LGII or a Wholly-Owned Subsidiary (other than to Loewen, LGII or to a Wholly-Owned Subsidiary) and (b) the sale, transfer or other disposition by Loewen, LGII or any Restricted Subsidiary of Loewen or LGII of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of Loewen or LGII shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions hereof; and (ii) Indebtedness of Loewen or LGII owed to and held by a Wholly-Owned Subsidiary of Loewen or LGII which is unsecured and subordinate in right of payment to the payment and performance of Loewen's or LGII's obligations under the provisions of the applicable Indenture and the Debt Securities except that (a) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of Loewen or LGII (other than to another Wholly-Owned Subsidiary of Loewen or LGII) and (b) the sale, transfer or other disposition by Loewen or LGII or any Restricted Subsidiary of Loewen or LGII of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of Loewen or LGII such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by Loewen or LGII, as the case may be, subject to the other provisions hereof.

     "Pari  Passu Indebtedness" means Indebtedness of  Loewen  or
LGII  which  ranks pari passu in right of payment with  the  Debt
Securities.

     "Senior   Debt"  means  Indebtedness  which   is   not   (i)
Indebtedness of Loewen to any Subsidiary or (ii) Indebtedness of Loewen which by its terms is subordinate or junior in any respect to any other Indebtedness or other obligation of Loewen.

  COLLATERAL TRUST ARRANGEMENT

     On May 31, 1996, Loewen, LGII and their senior lenders (the "Senior Lenders") entered into the Collateral Agreement, pursuant to which the Senior Lenders share, on a pari passu basis, a pledge by Loewen and LGII of (i) the shares of capital stock held by Loewen of substantially all of the subsidiaries in which Loewen directly or indirectly holds more than a 50% voting or economic interest, and (ii) all of the financial assets of LGII (including shares of capital stock held by LGII of various subsidiaries) (collectively, the "Collateral"). The Collateral is held by a trustee for the equal and ratable benefit of the various holders of such Indebtedness.

  MERGER, SALE OF ASSETS, ETC.

     Each Indenture will provide that Loewen shall not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and Loewen shall not permit any of its Restricted Subsidiaries (defined herein) to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Loewen or of Loewen and its Restricted Subsidiaries taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, Loewen or LGII or the Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which Loewen or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of Loewen or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States, any state thereof, the District of Columbia, Canada or any province thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of Loewen under the Debt Securities and, in each case the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transaction on a pro forma basis (including without limitation any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default (defined herein) or Event of Default (defined herein) shall have occurred and be continuing and Loewen, the Restricted Subsidiary or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transaction on a pro forma basis (including without limitation any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transaction), could incur $1.00 of additional Indebtedness pursuant to the covenants regarding limitations on Indebtedness contained in the Indentures; and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including without limitation any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth (defined herein) of Loewen or the Surviving Entity, as the case maybe, is at least equal to the Consolidated Net Worth of Loewen immediately before such transaction or series of transactions.

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, Loewen shall deliver or cause to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indentures.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of Loewen in accordance with the foregoing, in which Loewen is not the continuing corporation, the successor corporation formed by such consolidation or into which Loewen is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Loewen under the Indentures with the same effect as if such successor corporation had been named therein.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Restricted Subsidiaries, as determined in accordance with Canadian GAAP. As used above, "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Default"  means  any  event that is,  or  after  notice  or
passage  of  time  or both would be, an Event  of  Default.   See
"--Events of Default."

     "Restricted Subsidiary" means any Subsidiary of Loewen other than (i) First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries or (ii) a Subsidiary of Loewen declared by the Board of Directors of Loewen to be an Unrestricted Subsidiary; provided, that no such Subsidiary shall be declared to be an Unrestricted Subsidiary unless (x) none of its properties or assets were owned by Loewen or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under "-Limitation on Restricted Payments," (y) its properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and
(z) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither Loewen nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted
Subsidiary)   (1)   provides  credit   support   (including   any
undertaking,  agreement  or  instrument  which  would  constitute
Indebtedness),  (2)  guarantees  or  is  otherwise  directly   or
indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under "--Limitation on Restricted Payments") and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Loewen or its Subsidiaries (other than
Unrestricted  Subsidiaries) to declare a default  on  such  other
Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

  CERTAIN COVENANTS

     LGII   and   Loewen  (if  applicable)  make  the   following
covenants, among others, in the Indentures:

     LIMITATION ON INDEBTEDNESS. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness, defined herein) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, Loewen and LGII (and any Wholly-Owned Subsidiary with respect to Seller Financing Indebtedness, defined herein) will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio (defined herein) of Loewen is at least equal to 2.25 : 1.

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed or created in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Restricted Subsidiary of any other person.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the full fiscal quarter immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such full fiscal quarter period being referred to herein as the "Prior Quarter") to the aggregate amount of Consolidated Fixed Charges of such person for the Prior Quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarter to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Material Asset Sales or Material Asset Acquisitions (including, without limitation, any Material Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Material Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Material Asset Sale or Material Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the
above  clause  shall  give  effect  to   the
incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this calculation, a "Material Asset Acquisition" is an Asset Acquisition which is deemed by such person to be material for such purposes or which has a purchase price of $30,000,000 or more and a "Material Asset Sale" is one or more Asset Sales which relate to assets with an aggregate value of more than $30,000,000. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, (A) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of
(a)  Consolidated Net Income, (b) Consolidated Non-cash  Charges,
(c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense less (B) any non-cash items increasing Consolidated Net Income for such period.

     "Permitted Indebtedness" means, without duplication, each of the following: (a) the Debt Securities and Indebtedness of Loewen evidenced by the Guarantees; (b) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) outstanding on the Issue Date (other than Indebtedness under the Credit Agreements); (c) Indebtedness of Loewen or LGII, as the case may be, under the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed $750,000,000 less the Net Proceeds of any Asset Sale that are applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof); (d) (i) Interest Rate Protection Obligations of Loewen covering Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII); (ii) Interest Rate Protection Obligations of any Restricted Subsidiary of Loewen covering Indebtedness of such Restricted Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and
(y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate; (e) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence; (g) Indebtedness incurred in respect of performance bonds or letters of credit in lieu thereof provided in the ordinary course of business; (h) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) represented by letters of credit for the account of Loewen and its Restricted Subsidiaries in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; (i) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) in addition to that described in clauses (a) through (h) above, in an aggregate principal amount outstanding at any time not exceeding $5,000,000; and (j) (i) Indebtedness of Loewen the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of Loewen and its Restricted Subsidiaries (including, without limitation, LGII) and (ii) Indebtedness of any Restricted Subsidiary of Loewen the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired on the Issue Date or Indebtedness incurred under clause (c), (d), (e), (f), (g), (h), or (i) of this covenant; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (j) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of Loewen as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by Loewen pursuant to this clause (j) to refinance Pari Passu Indebtedness, such Indebtedness constitutes Pari Passu Indebtedness.

     "Seller  Financing  Indebtedness"  means  a  purchase  money
Indebtedness issued to the seller of a business or other assets for, and not in excess of, the purchase price thereof.

     LIMITATION ON RESTRICTED PAYMENTS. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly:

     (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of Loewen or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Loewen or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of Loewen (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of Loewen (other than Redeemable Capital Stock) and (y) dividends or other distributions to the extent declared or paid to Loewen or any Wholly-Owned Subsidiary of Loewen),

     (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of Loewen or any of its Restricted Subsidiaries (other than any such Capital Stock of a Wholly-Owned Subsidiary of Loewen),

     (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is subordinate or junior in right of payment to the Debt
Securities or Pari Passu Indebtedness (other than any such subordinated or Pari Passu Indebtedness owned by Loewen or a Wholly-Owned Subsidiary of Loewen), or

     (d)    make   any  Investment  (other  than  any   Permitted
Investment, defined herein) in any person

(such  payments or Investments described in the preceding clauses
(a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by Loewen or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, Loewen would be able to incur $1.00 of additional
Indebtedness   pursuant   to   the   covenant   described   under
"--Limitation on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Measurement Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income (defined herein) of Loewen accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of Loewen during which the Measurement Date occurs and ending on the last day of the fiscal quarter of Loewen immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of Loewen for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by Loewen or LGII (without duplication) either (x) as capital contributions to Loewen or LGII (without duplication) after the Measurement Date from any person (other than Loewen, LGII or a Restricted Subsidiary of Loewen or LGII, as the case may be) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of Loewen or LGII (without duplication) to any person (other than to Loewen, LGII or a Restricted Subsidiary of Loewen or LGII, as the case may be)
after  the  Measurement  Date  plus  (3)  in  the  case  of   the
disposition  or  repayment  of  any  Investment  constituting   a
Restricted Payment made after the Measurement Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment less, in either case, the cost of the disposition of such Investment plus (4) the sum of $15,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by Loewen or LGII (without duplication) upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by Loewen or LGII (without duplication) upon the conversion or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of Loewen, LGII or any
Restricted Subsidiary of Loewen or LGII in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Loewen or LGII from any person (other than a Related Obligor, as defined below) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of Loewen or LGII to any person (other than to a Related Obligor); (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or
other   acquisition  or  retirement  of  Indebtedness   that   is
subordinate or junior in right of payment to the Debt Securities and the Guarantees, if applicable, by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Loewen or LGII from any person (other than a Related Obligor) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of Loewen or LGII to any person (other than a Related Obligor); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of Loewen or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Debt Securities and the Guarantees, if applicable, in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to Loewen or LGII from any person (other than a Related Obligor) or (y) issue and sale of
(1) Capital Stock (other than Redeemable Capital Stock) of Loewen or LGII to any person (other than a Related Obligor); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of Loewen or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Debt Securities and the Guarantees in the same manner and at least to the  same
extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (v) Investments constituting Restricted Payments made as a result of the receipt of consideration that consists of cash or Cash Equivalents from any Asset Sale made pursuant to and in compliance with the covenant described under "--Disposition of Proceeds of Asset Sales"; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by Loewen of Common Stock of Loewen from employees of Loewen or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $10,000,000 in any calendar year;
(vii) Investments constituting Restricted Payments that are permitted by subparagraphs (iv) and (v) of the proviso to the
covenant  described  under  "--Limitation  on  Transactions   with
Interested Persons"; and (viii) the declaration or the payment of dividends on, or the scheduled purchase or redemption of, the Preferred Securities of a Special Finance Subsidiary or the Series C Preferred Shares, of Loewen. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v), (vi) and (vii) shall be included and those under clauses (i), (ii), (iii), (iv) and (viii) shall not be so included.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries, and (vi) the net income of any
Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that
Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

     "Permitted   Investments"  means  any  of   the   following:
(i) Investments in any Wholly-Owned Subsidiary of Loewen (including (a) LGII and (b) any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of Loewen) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Loewen or any Wholly-Owned Subsidiary of Loewen at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in Currency Agreements on commercially reasonable terms entered into by Loewen or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of Loewen or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates; (iv) loans or advances to officers, employees or consultants of Loewen and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of Loewen and its Restricted Subsidiaries; (v) other loans or advances to officers, employees or consultants of Loewen and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of Loewen and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding; (vi) Investments in evidences of Indebtedness, securities or other property received from another person by Loewen or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by Loewen or any of its Restricted Subsidiaries, or for other liabilities or obligations
of such other person to Loewen or any of its Restricted Subsidiaries that were created, in accordance with the terms of the Indenture; (vii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by
Loewen  or  any  of its Restricted Subsidiaries in  the  ordinary course of business in connection with the operations of Loewen and its Restricted Subsidiaries to hedge against fluctuations in interest rates; and (viii) Investments of funds received by Loewen or its Restricted Subsidiaries (including, without limitation, LGII) in the ordinary course of business, which funds are required to be held in trust for the benefit of others by Loewen or such Restricted Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of Loewen or such Restricted Subsidiary; (ix) Investments not in excess of $50,000,000 in the aggregate in other Unrestricted Subsidiaries which are engaged in the insurance business; and (x) Investments not in excess of $50,000,000 in persons (other than Wholly-Owned Subsidiaries) engaged in businesses incidental to the funeral home, cemetery and cremation businesses of Loewen and its Restricted Subsidiaries.

     "Related   Obligor"  means  Loewen,  LGII  or  a  Restricted
Subsidiary of Loewen or LGII.

     LIMITATION ON ISSUANCES AND SALE OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES. Loewen (a) will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to issue any Preferred Stock (other than (i) Preferred Stock issued to Loewen or a Wholly-Owned Subsidiary of Loewen and (ii) Preferred Securities of a Special Finance Subsidiary, defined herein); and (b) will not permit any person to own any Preferred Stock of any Restricted Subsidiary of Loewen (other than (i) Preferred Stock owned by Loewen or a Wholly-Owned Subsidiary of Loewen and (ii) Preferred Securities of a Special Finance Subsidiary); provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of Loewen owned by Loewen or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

     "Special Finance Subsidiary" means a Restricted Subsidiary whose sole assets are debt obligations of LGII or Loewen and whose sole liabilities are Preferred Securities, the proceeds from the sale of which are or have been advanced to LGII or Loewen.

     LIMITATION ON LIENS. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom where the aggregate amount of Indebtedness secured by any such Liens, together with the aggregate amount of property subject to any Sale-Leaseback Transactions of Loewen and its Restricted Subsidiaries (other than Permitted Sale-Leaseback Transactions, defined herein), exceeds 10% of Loewen's Consolidated Net Worth, unless (x) in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Debt Securities, the Debt Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Debt Securities are equally and ratably secured except for
(a) Liens existing as at the Measurement Date; (b) Liens securing the Debt Securities or the Guarantees, if applicable; (c) Liens in favor of Loewen, LGII or any Wholly-Owned Subsidiary;
(d) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the provisions of this Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of Loewen or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (e) Permitted Liens.

     "Permitted Liens" means the following types of Liens: (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which Loewen or any of its Restricted Subsidiaries (including, without limitation, LGII) shall have set aside on its books such reserves as may be required pursuant to Canadian GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by Canadian GAAP shall have been made in respect thereof; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Loewen or any of its Restricted Subsidiaries (including, without limitation, LGII); (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; (g) any Lien existing on any asset of any corporation at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event; (h) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided, that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion thereof; (i) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into Loewen or a Restricted Subsidiary and not created in contemplation of such event; (j) any Lien existing on any asset prior to the acquisition thereof by Loewen or a Restricted Subsidiary and not created in contemplation of such acquisition; (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(l) any extension, renewal or replacement of any Lien permitted by the preceding clauses (g), (h), (i) or (j) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding.

     "Permitted Sale-Leaseback Transactions" means any Sale-Leaseback Transaction with respect to property acquired or constructed after the Issue Date; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of Loewen or such Restricted Subsidiary, as the case may be, and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), Loewen would be able to incur $1.00 of additional Indebtedness pursuant to the covenant described under "-- Limitation on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness). For purposes of the foregoing, "Attributable Value" means, as to any lease other than a Capitalized Lease Obligation and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under a lease during the initial term thereof as determined in accordance with Canadian GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with Canadian GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with Canadian GAAP.

     CHANGE OF CONTROL. Upon the occurrence of a Change of Control (defined herein), LGII or Loewen (if applicable) will be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Debt Securities of each series properly tendered and not withdrawn at a purchase price (the "Change of Control
Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

     If a Change of Control occurs and LGII fails to pay the Purchase Price for all Debt Securities properly tendered and not withdrawn, Loewen will be obliged to purchase all such Debt Securities at the Change of Control Purchase Price on the Change of Control Purchase Date in compliance with the requirements applicable to a Change of Control Offer made by LGII.

     In order to effect such Change of Control Offer, LGII or Loewen, as the case may be, shall not later than the 30th day after the occurrence of a Change of Control, mail to each holder of Debt Securities notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Debt Securities must follow to accept the Change of Control Offer.

     If a Change of Control were to occur, there can be no assurance that LGII or Loewen would have sufficient funds to pay the purchase price for all Debt Securities that Loewen or LGII might to required to purchase. In the event that LGII or Loewen is required to purchase Debt Securities pursuant to a Change of Control Offer, each of LGII and Loewen expect that they would need to seek third-party financing to the extent they may not have available funds to meet their purchase obligations. However, there can be no assurance that Loewen or LGII will be able to obtain such financing on favorable terms, if at all.

     Neither LGII nor Loewen shall be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Loewen and purchases all Debt Securities validly tendered and not withdrawn under such Change of Control Offer.

     LGII and Loewen will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Debt Securities pursuant to a Change of Control Offer.

     "Change  of  Control" means the occurrence on or  after  the
Measurement  Date  of  any  of the  following  events:   (a)  any
"person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than
35%   of  the  total  Voting  Stock  of  Loewen  or  LGII,  under circumstances where the Permitted Holders (i) "beneficially own" (as so defined) a lower percentage of the Voting Stock than such other "person" or "group" and (ii) do not have the right or ability  by  voting  power, contract or  otherwise  to  elect  or designate for election a majority of the Board of Directors of Loewen or LGII; (b) Loewen or LGII consolidates with, or merges
with   or  into,  another  person  or  sells,  assigns,  conveys, transfers,  leases or otherwise disposes of all or  substantially
all   of   its  assets  to  another  person,  or  another  person
consolidates with, or merges with or into, Loewen or LGII, in any such event pursuant to a transaction in which the outstanding Voting Stock of Loewen or LGII is converted into or exchanged for
cash,   securities  or  other  property,  other  than  any   such
transaction where (i) the outstanding Voting Stock of Loewen or LGII is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Loewen or LGII as a Restricted Payment under the provisions hereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Loewen or LGII (together with any new directors whose election by such Board of Directors
or   whose  nomination  for  election  by  the  shareholders   or
stockholders of Loewen or LGII was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (including the failure of such individuals to be elected in a proxy contest involving a solicitation of proxies) to constitute a majority of the Board of Directors of Loewen or LGII then in office; or (d) Loewen or LGII is liquidated or dissolved or adopts a plan of liquidation other than a liquidation of LGII
into  Loewen.   With  respect to the sale of assets  referred  to
above, the meaning of the phrase "all or substantially all" shall vary according to the facts and circumstances of the subject transaction.

     DISPOSITION OF PROCEEDS OF ASSET SALES. Loewen will not, and will not permit any of its Restricted Subsidiaries
(including, without limitation, LGII) or First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries to, make any Asset Sale (defined herein) unless
(a) Loewen or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds (defined herein) of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof) or any other Pari Passu Indebtedness, or are not so applied, Loewen or such Restricted Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Loewen and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreements nor invested in Replacement Assets within the 180-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, Loewen shall make an offer to purchase (an "Asset Sale Offer"), from all holders of each series of Debt Securities, not more than 40 Business Days thereafter, an aggregate principal amount of Debt Securities equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price"). To the extent that the aggregate principal amount of Debt Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Loewen may use such deficiency for general corporate purposes. If the aggregate principal amount of Debt Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Debt Securities to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     Loewen and LGII will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Debt Securities pursuant to any Asset Sale Offer.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than Loewen or a Restricted Subsidiary of Loewen (including, without limitation, LGII), in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of Loewen (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law) or of First Capital Life Insurance Company of Louisiana, National Capitol Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries; (b) all or substantially all of the properties and assets of any division or line of business of Loewen or any Restricted Subsidiary of Loewen; or (c) any other properties or assets of Loewen or any Restricted Subsidiary of Loewen other than properties and assets sold in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Restricted Subsidiary of Loewen) by Loewen or any of its Restricted Subsidiaries in one or a series of related transactions in respect of which Loewen or such Restricted Subsidiary receives cash or property with an aggregate Fair Market Value of $2,000,000 or less; and (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of the applicable Indenture.

     "Net Cash Proceeds" means with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Loewen or any Restricted Subsidiary of Loewen (including, without limitation, LGII) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than Loewen or any Restricted Subsidiary of Loewen) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by Loewen or any Restricted Subsidiary of Loewen, as the case may be, as a reserve required in accordance with Canadian GAAP against any liabilities associated with such Asset Sale and retained by Loewen or any Restricted Subsidiary of Loewen, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS.   Loewen
will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of Loewen or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such
person   has  the  right  to  acquire,  whether  such  right   is
exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the Common Shares at any
time   outstanding  ("Interested  Persons"),  unless   (a)   such
transaction or series of related transactions are on terms that are no less favorable to Loewen or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of Loewen or Interested Persons, (b) with respect to a
transaction   or  series  of  transactions  involving   aggregate
payments or value equal to or greater than $10,000,000, Loewen has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to Loewen or its Restricted Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,500,000, Loewen shall have delivered an Officer's Certificate to the
Trustee   certifying   that  such  transaction   or   series   of
transactions comply with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of Loewen (including a majority of the disinterested directors); provided, however, that this covenant will not restrict Loewen from (i) paying dividends in respect of its Capital Stock permitted under the covenant described under "-- Limitation on Restricted Payments," (ii) paying reasonable and
customary   fees  to  directors  of  Loewen  or  any   Restricted
Subsidiary who are not employees of Loewen or any Restricted Subsidiary, (iii) entering into transactions with its Wholly-Owned Subsidiaries or permitting its Wholly-Owned Subsidiaries
from   entering  into  transactions  with  other  Wholly-   Owned
Subsidiaries of Loewen, (iv) making loans or advances to senior officers and directors of Loewen or any Restricted Subsidiary not in excess of $6,000,000 in the aggregate at any one time outstanding, (v) guaranteeing loans made to officers and other employees of Loewen or any Restricted Subsidiaries in connection with Loewen's 1994 Management Equity Investment Plan not in
excess   of  $6,000,000  in  the  aggregate  at  any   one   time
outstanding, (vi) making loans or advances to officers, employees or consultants of Loewen and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for
bona   fide  business  purposes  of  Loewen  and  its  Restricted
Subsidiaries, (vii) making other loans or advances  to  officers,
employees   or   consultants  of  Loewen   and   its   Restricted
Subsidiaries in the ordinary course of business for bona fide business purposes of Loewen and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding, (viii) making payments to officers or employees of Loewen or its Restricted Subsidiaries pursuant to obligations undertaken, at a time when such persons were not officers or employees of Loewen or its Restricted Subsidiaries, in connection with arms' length Asset Acquisitions or (ix) declaring or paying
dividends   on,   or  purchasing  or  redeeming,  the   Preferred
Securities of a Special Finance Subsidiary.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Loewen will not, and will not permit any of its Restricted Subsidiaries (including, without limitation,
LGII) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Loewen to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to Loewen or any other Restricted Subsidiary of Loewen, (c) make loans or advances to, or any Investment in, Loewen or any other Restricted Subsidiary of Loewen, (d) transfer any of its properties or assets to Loewen or any other

Restricted Subsidiary of Loewen or (e) guarantee any Indebtedness of Loewen or any other Restricted Subsidiary of Loewen, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of Loewen or any Restricted Subsidiary of Loewen, (iii) customary restrictions on transfers of property subject to a Lien permitted under the provisions of this Indenture which could not materially adversely affect Loewen's ability to satisfy its obligations under the provisions of this Indenture and the Debt Securities, (iv) any agreement or other instrument of a person acquired by Loewen or any Restricted Subsidiary of Loewen (or a Restricted Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in any agreement or instrument relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and (vi) encumbrances and restrictions under Indebtedness in effect on the Issue Date (including under the Debt Securities) and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Debt Securities than those contained in the Indebtedness so refinanced or replaced.

     LIMITATIONS  ON  SALE-LEASEBACK TRANSACTIONS.   Loewen  will
not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, enter into any Sale-Leaseback Transaction, other than Permitted Sale-Leaseback Transactions, with respect to any property of Loewen or any of its Restricted Subsidiaries where the aggregate amount of property subject to such Sale-Leaseback Transactions, together with the aggregate amount of Liens securing Indebtedness of Loewen and its Restricted Subsidiaries (other than Permitted Liens), exceeds 10% of Loewen's Consolidated Net Worth.

     LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS. During any period of time that (i) the ratings assigned to any series of Debt Securities by each of S&P and Moody's (collectively, the "Rating Agencies") are no less than BBB-and Baa3, respectively (the "Investment Grade Ratings"), and (ii) no Default or Event of Default has occurred and is continuing with respect to such series of Debt Securities, Loewen and its Restricted Subsidiaries (including, without limitation, LGII) will not be subject to the covenants entitled "Limitation on Indebtedness," "Limitation on Restricted Payments," "Disposition of Proceeds of Asset Sales," "Limitation on Issuances and Sale of Preferred Stock by Restricted Subsidiaries," "Limitations on Transactions with Interested Persons" and "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries" (collectively, the "Suspended Covenants") with respect to such series of Debt Securities. If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter Loewen and its Restricted Subsidiaries will be subject, on a prospective basis, to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Debt Securities) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the covenant described under "Limitations on Indebtedness," as if such covenant had been in effect at all times after the Measurement Date.

  REPORTING REQUIREMENTS

     Loewen shall file with the Commission, or if not permitted or required to so file will deliver to the Trustee, the annual reports, quarterly reports and the information, documents and other reports required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not Loewen has a class of securities registered under the Exchange Act. Loewen shall file with the

Trustee and provide to each holder  of
Debt Securities, within 15 days after it files them with the Commission (or if such filing is not permitted under the Exchange
Act, 15 Days after Loewen would have been required to make such filing), copies of such reports.

  EVENTS OF DEFAULT

     The following will be "Events of Default" with respect to each series of Debt Securities:

     (a) default in the payment of the principal of or premium, if any, on the Debt Securities of such series as and when the same shall become due and payable (upon maturity, acceleration, optional redemption, required purchase, scheduled principal payment, by declaration or otherwise); or

     (b) default in the payment of any installment of interest upon any of the Debt Securities of such series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (c) failure on the part of LGII or Loewen (if applicable) duly to observe or perform any other term, covenant or agreement contained in the Debt Securities of such series or pursuant to the provisions of this Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 60 days after the date on which written notice of such Default requiring LGII to remedy the same shall have been given
(i) to the Issuer by the Trustee by registered mail, or (ii) to LGII and the Trustee by holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; or

     (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Loewen or any Restricted Subsidiary
(including, without limitation, LGII) then has outstanding Indebtedness in excess of $20,000,000 (including Securities of another series), individually or in the aggregate, and either
(i)  such  Indebtedness is already due and  payable  in  full  or
(ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

     (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against Loewen or any Restricted Subsidiary (including without limitation LGII) or any of their respective properties and shall not be discharged or bonded against or stayed and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

     (f) either (i) the collateral agent under the Collateral Agreement or (ii) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of Loewen or any of its Restricted Subsidiaries (including, without limitation, LGII) shall commence judicial proceedings to foreclose upon assets of Loewen or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

     (g)    certain   events   of   bankruptcy,   insolvency   or
reorganization   with  respect  to  Loewen  or  any   Significant
Subsidiary of Loewen (including without limitation LGII) shall have occurred; or

     (h) the Guarantees with respect to such series of Debt Securities, if any, cease to be in full force and effect or are declared null and void, or LGII denies that it has any further liability under the Guarantees with respect to such series, or gives notice to such effect and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring Loewen and LGII to remedy the same shall have been given (i) to Loewen and LGII by the Trustee, or (ii) to Loewen, LGII and the Trustee by holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding.

     NOTICE OF DEFAULT

     Within 90 days after the occurrence of a Default or an Event of Default with respect to Debt Securities of any series, the Trustee shall mail to all holders of Debt Securities of such series notice of the Default or Event of Default known to the Trustee with respect to such series, unless such default shall have been cured before the giving of such notice. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Debt Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee may withhold such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determine that the withholding of such notice is in the interest of the holders of the Debt Securities of such series.

     ACCELERATION

     If  an  Event of Default (other than as specified in  clause
(g) above) occurs and is continuing with respect to the Debt Securities of any series then outstanding, (a) the Trustee, by written notice to Loewen, or (b) the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by written notice to the Trustee and Loewen, may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Debt Securities of such series, premium, if any, and accrued and unpaid interest, if any, on all of the Debt Securities of such series to be due and payable immediately, upon which declaration, all amounts payable in respect of the Debt Securities of such series shall be immediately due and payable. If an Event of Default specified in clause (g) above occurs and is continuing, then the unpaid principal amount (or, if the Debt Securities of any series then outstanding are Original Issue Discount Securities, such portion of the principal amounts as may be specified in the terms of each such series), premium, if any, and accrued and unpaid interest on all Debt Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any holder of Debt Securities of such series.

     After a declaration of acceleration hereunder with respect to Debt Securities of any series, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series, by written notice to Loewen and the Trustee, may rescind and annul such declaration and its consequences if (a) Loewen has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under the respective Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Debt Securities of such series, (iii) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities of such series, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration at the rate borne by the Debt Securities of such series; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Debt Securities of such series that has become due solely by such declaration of acceleration, have been cured or waived; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent thereon.

     WAIVER

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series by notice to the Trustee may, on behalf of the holders of all the Debt Securities of such series, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in clause (a) or (b) above, or in respect of any provision of the applicable Indenture which cannot be modified or amended without the consent of the holder so affected. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

     LIMITATION ON SUITS

     No holder of any Debt Securities of any series shall have any right to institute any suit, action or proceeding with respect to an Indenture or the Debt Securities of such series, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless: (1) the holder gives written notice to the Trustee of a continuing Event of Default; (2) the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (3) such holder or holders offer and, if requested, provide to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and (5) during such 60-day period the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding do not give the Trustee a direction which is inconsistent with the request; it being understood and intended, and being expressly covenanted by the holder of every Debt Security of such series with every other taker and holder and the Trustee, that no one or more holders of Debt Securities of such series shall have any right in any manner whatever by virtue of or by availing of any provision of an Indenture or of the Debt Securities to affect, disturb or prejudice the rights of any other holder of Debt Securities of such series, or to obtain or seek to obtain priority over or preference as to any other such holder, or to enforce any right under an Indenture or the Debt Securities of any series, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debt Securities of such series.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Debt Securities of any series or to enforce the performance of any provision of the applicable Debt Securities or Indenture.

     CERTIFICATES OF COMPLIANCE

     LGII shall furnish to the Trustee annual and quarterly statements as to the performance by LGII of its obligations under the Indenture and as to any default in such performance. LGII is also required to notify the Trustee within 10 days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

  DEFEASANCE OR COVENANT DEFEASANCE

     Each of LGII and Loewen, if applicable, may, at its option and at any time, terminate its respective obligations with respect to an outstanding series of Debt Securities ("defeasance"). Such defeasance means that Loewen and LGII shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debt Securities of such series, except for (i) the rights of holders of outstanding Debt Securities of such series to receive payment in respect of the principal of, premium, if any, and interest on such Debt Securities when such payments are due, (ii) Loewen's obligations to issue temporary Debt Securities of such series, register the transfer or exchange of any Debt Securities of such series, replace mutilated, destroyed, lost or stolen Debt Securities of such series and maintain an office or agency for payments in respect of the Debt Securities of such series, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, each of Loewen and LGII may, at its option and at any time, elect to terminate its obligations with respect to certain covenants that are set forth in the Indenture, some of which are described above, and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Debt Securities of such series ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (i) Loewen must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Debt Securities of such series, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Debt Securities of such series to maturity (except lost, stolen or destroyed Debt Securities of such series which have been replaced or paid); (ii) Loewen or LGII shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of Loewen; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Loewen or LGII is a party or by which it is bound; (vi) Loewen or LGII shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and (vii) Loewen or LGII shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

  SATISFACTION AND DISCHARGE

     The Indenture with respect to a series of Debt Securities will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Debt Securities, as expressly provided for in the Indenture) as to all outstanding Debt Securities of such series when (i) either (a) all of the Debt Securities of such series theretofore authenticated and delivered (except lost, stolen  or  destroyed
Debt Securities of such series which have been replaced or repaid and Debt Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by Loewen and thereafter repaid to Loewen or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Debt Securities of such series have been called for redemption or otherwise become due and payable and Loewen or LGII has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Debt Securities of such series to the date of deposit together with irrevocable instructions from Loewen or LGII directing the Trustee to apply such funds to the payment thereof at maturity; (ii) Loewen and LGII have paid all other sums payable by Loewen under the Indenture; (iii) there exists no Default or Event of Default under the Indenture; and (iv) Loewen or LGII has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

  AMENDMENTS AND WAIVERS

     Loewen and the Trustee may from time to time and at any time amend or supplement an Indenture (a) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as to LGII may deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders of any series of Debt Securities; (b) to evidence the succession of another corporation to LGII, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of LGII; (c) to establish the form or terms of Debt Securities of any series and to provide for adjustment of conversion rights; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of any Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"); (e) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of an Indenture as shall be necessary to provide for or facilitate the administration of trusts by more than one trustee; and (f) to add to the covenants of LGII such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the holders of all or any series of Debt Securities (and if such covenants, restrictions, conditions or provisions are to be for the protection of less than all series of Debt Securities, stating that the same are expressly being included solely for the protection of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default; provided, that in respect of any such additional covenant, restriction, condition or provision a supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Debt Securities of such series to waive such Event of Default.

     Any supplemental indenture authorized by an Indenture may be executed without the consent of the holders of any of the Debt Securities then outstanding. Notwithstanding the foregoing, the Trustee and Loewen may not make any change to an Indenture that adversely affects the rights of any holders of outstanding Debt Securities. Loewen shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change does not adversely affect the rights of any holder.

  GLOBAL DEBT SECURITIES

     Debt  Securities of a series may be issued in  whole  or  in part in the form of one or more fully registered global securities (a "Registered Global Security") that may be deposited with a depositary ("Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary to any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to a portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Loewen expects that the following provisions will apply to any such depositary arrangements.

     Upon the issuance of any Global Registered Securities, the Depositary will credit, on its internal book-entry system, the principal amount of Debt Securities of the individual beneficial interest represented by such Global Registered Securities to the respective accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Loewen if such Debt Securities are offered and sold directly by Loewen. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold such interests through a participant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interest in such Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented thereby for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the
Indentures. Accordingly, each person owning a beneficial interest in such Registered Global Security will be required to rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest., to exercise the rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. Loewen understands that, under existing industry practices, if Loewen requests any action of holders or an owner of a beneficial interest in a Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal of, premium, if any and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security.

     Loewen expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interest in the principal amount of such Registered Global Security as shown on the records of such Depositary. Loewen also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants. None of Loewen, the Trustee or any agent of Loewen shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Registered Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Loewen within 90 days, Loewen will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Loewen may at any time and in its sole discretion determine not to have any o the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Debt Securities. Further, if Loewen so specifies with respect to Debt Securities of any series an owner of a beneficial interest in a Registered Global Security representing Debt Securities of such series may, on terms acceptable to Loewen and the Depositary, receive Debt Securities of such series in definitive form registered in the name of such beneficial owner or its designee.

  THE TRUSTEE

     Unless otherwise specified in the applicable Prospectus Supplement, Fleet National Bank, or its successor, shall be the Trustee under each Indenture. The Indentures provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If any Event of Default has occurred and is continuing the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indentures, including provisions of the TIA incorporated by reference therein, will contain limitations on the rights of the Trustee should it become a creditor of LGII, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

     In addition to serving as Trustee under the Indentures, Fleet National Bank also serves as trustee under (a) the Indenture dated as of March 20, 1996, as amended (the "March 1996 Indenture"), among LGII, Loewen, as Guarantor, and Fleet National Bank, as trustee, and (b) the Indenture dated as of October 1,
1996,  as  amended  (the  "October 1996 Indenture")  among  LGII,
Loewen,  as  Guarantor, and Fleet National Bank, as trustee.   In
March   1996,  LGII  issued  $225,000,000  7 1/2%  Series  1  Senior
Guaranteed Notes due 2001 and $125,000,000 8 1/4% Series 2 Senior Guaranteed Notes due 2003 under the March 1996 Indenture, and in October 1996, LGII issued $125,000,000 7 3/4% Series 3 Senior
Guaranteed Notes due 2001 and $225,000,000 8 1/4% Series 4 Senior Guaranteed Notes due 2003 under the October 1996 Indenture. Pursuant to the TIA, in certain circumstances, if an event of default were to occur under the March 1996 Indenture, the October 1996 Indenture and/or any Indenture relating to Debt Securities, Fleet National Bank could be required to resign as trustee under one or more of such indentures. If Fleet National Bank were to resign as trustee, Loewen or LGII would be required to take prompt steps to have a successor trustee or trustees appointed in the manner provided in the indenture or indentures from which Fleet National Bank has resigned.

                      PLAN OF DISTRIBUTION

     LGII may offer and sell the Debt Securities from time to time through agents, to or through underwriters, through dealers or directly to purchasers. The Prospectus Supplement with respect to the Debt Securities to be offered will set forth the terms of the offering of the Debt Securities, including (i) the name or names of any underwriters, dealers or agents, (ii) the offering price of the Debt Securities, (iii) the proceeds to the Company from such sale, (iv) any underwriting discounts and commissions or other amounts constituting underwriters' or agents' compensation, and (v) any securities exchange or automated quotation system on which the Debt Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Debt Securities may be solicited by agents designated by LGII from time to time. Any such agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by LGII to such agent will be set forth, in the applicable Prospectus Supplement. Any such agent may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Debt Securities so offered and sold.

     If Debt Securities are sold by means of an underwritten offering, LGII will execute an underwriting agreement with one or more underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Debt Securities. If underwriters are utilized in the sale of Debt Securities, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Debt Securities, unless otherwise indicated in
the   Prospectus  Supplement,  the  underwriting
agreement  will
provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all of such series of Debt Securities if any are purchased.

     If a dealer is utilized in the sale of Debt Securities, LGII will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Debt Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Debt Securities may be solicited by LGII directly to institutional investors and others who may be deemed to be underwriters (as that term is defined in the Securities
Act) with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by LGII against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     Debt Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or ore firms ("remarketing firms"), acting as principals for their own accounts or as agents of LGII. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters (as such term is defined in the Securities Act) in connection with the Debt Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with LGII to indemnification or contribution by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, LGII may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Debt Securities from LGII at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by LGII.

                          LEGAL MATTERS

     The validity of the Debt Securities and certain matters of New York law relating to the validity of the Guarantees will be passed upon for LGII and Loewen by Thelen, Marrin, Johnson & Bridges LLP, San Francisco, California. Certain matters relating to the validity of the Guarantees will be passed upon for Loewen by Russell & DuMoulin, Vancouver, British Columbia, Canada.

                             EXPERTS

     The consolidated financial statements of Loewen incorporated by reference in this Prospectus have been audited by KPMG, Chartered Accountants, for the periods indicated in its report thereon,
which  is  incorporated  herein  by  reference.    Such
consolidated financial statements have been so incorporated in reliance on such report given on the authority of KPMG as experts in accounting and auditing.

  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AGAINST GUARANTOR

     The Guarantor is a corporation organized under and governed by the laws of the Province of British Columbia, Canada. Certain of its directors, controlling persons, and officers are residents of Canada, and all or a portion of the assets of such persons and of the Guarantor are located outside the United States. As a result, it may be difficult or impossible for United States holders of the Common Shares to effect service within the United States upon the Guarantor (although it may be possible to effect service upon direct or indirect United States subsidiaries of Loewen) and those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the Securities Act or the Exchange Act, to the extent such judgments exceed such person's United States assets. Loewen has been advised by Russell & DuMoulin, its Canadian counsel, that there is doubt as to the enforceability in Canada against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the Securities Act or the Exchange Act.

   No dealer, salesperson or other
person has been authorized to give
any  information or  to  make  any
representations other  than  those
contained  in  this Prospectus  in
connection with the offer and sale
of  securities made hereby, and if             $500,000,000
given or made, such information or
representations must not be relied   LOEWEN GROUP INTERNATIONAL, INC.
upon as having been authorized  by
the  Company. This Prospectus does           DEBT SECURITIES
not  constitute an  offer  of  any
securities  other  than  those  to
which it relates or an offer or  a
solicitation  in any  jurisdiction            GUARANTEED BY
to  any  person to whom it is  not
lawful  to  make  such  offer   or        THE LOEWEN GROUP INC.
solicitation in such jurisdiction.
Neither   the  delivery  of   this
Prospectus,  nor any  distribution
of   securities   made   hereunder
shall,  under  any  circumstances,
create any implication that  there
has not been a change in the facts
set forth in this Prospectus or in
the  affairs of the Company  since              PROSPECTUS
the   date  hereof  or  that   the
information  contained  herein  is
correct  as of any time subsequent
to the date hereof.



        TABLE OF CONTENTS

                              Page

Available Information            2                            , 1997
Incorporation of Certain
 Information by Reference        2
Disclosure Regarding Forward-
 Looking Statements              3
Financial Information            3
The Company                      4
Use of Proceeds                  4
Ratio of Earnings to Fixed
 Charges                         5
Description of Debt Securities   5
Plan of Distribution            30
Legal Matters                   31
Experts                         31
Enforceability of Certain
 Civil Liabilities Against
 Guarantor                      32

                             PART II


Item 14.  Other Expenses of Issuance and Distribution.

       The estimated fees payable by the registrants in connection with the issuance and distribution of the securities being registered are as follows:

       SEC Registration Fee                  $303,030.30
       Accounting Fees and Expense               *
       Legal Fees and Expenses                   *
       Printing Fees                             *
       Trustee Fees                              *
       Transfer Agent Fees                       *
       Miscellaneous                             *

                                TOTAL        $   *
       ____________
       *  To be provided by amendment.

Item 15.  Indemnification of Officers and Directors.

     LOEWEN

     Section 152 of the Company Act of British Columbia provides in part that:

     A company may, with the approval of the court, indemnify a director or former director of the company or a director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

     (a) he acted honestly and in good faith with a view to the best interests of the corporation of which his is or was a director; and

     (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

     Part 19 of Loewen's Articles provides that Loewen shall indemnify its directors generally in accordance with the provisions of Section 152 and that Loewen shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving Loewen in such capacity. The Articles further provide that Loewen may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of Loewen.

     Pursuant to indemnification agreements, Loewen has agreed to indemnify its directors and certain officers against all costs, charges and expenses incurred by reason of being a director or officer of

Loewen.  Loewen's duty to indemnify  is  subject  to
court   approval  and  conditioned  upon  the  individual  acting
honestly and in good faith with a view to the best interests of Loewen.

     LGII

     Section 145 of the Delaware General Corporation Law ("Delaware Law") permits, subject to certain conditions, a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with threatened, pending or completed actions, suits and proceedings (other than actions by or in the right of the corporation) in or to which any of such persons is a party or is threatened to be made a party.

     Section 5.01 of the By-laws of LGII provides that LGII may indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law, including the advancement of funds, provided that such persons acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of LGII and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     The  Board  of  Directors of LGII has  determined  that  the expenses of the officers named in the class actions currently pending against the Loewen, LGII and certain individual defendants incurred in defending such class actions should be paid by LGII from time to time in advance of the final disposition of such proceedings, subject to each such individual entering into an undertaking to repay all amounts paid by LGII if it is ultimately determined that such individual is not entitled to be indemnified by LGII under the Delaware Law.

Item 16.  Exhibits.

     Exhibit
     Number Description

     1      UNDERWRITING AGREEMENTS

     1.1       Form  of Underwriting Agreement relating to Common
               Shares *

     1.2       Form   of   Underwriting  Agreement  relating   to
               Preferred Shares *

     1.3       Form  of  Underwriting Agreement relating to  Debt
               Securities of Loewen *

     1.4       Form  of  Underwriting Agreement relating to  Debt
               Securities of LGII *

     1.5       Form   of   Underwriting  Agreement  relating   to
               Warrants *

     4      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY  HOLDERS,
            INCLUDING INDENTURES

     4.1 Form of Indenture by and among Loewen, as issuer, LGII, as guarantor, and Fleet National Bank, as trustee

     4.2 Form if Indenture by and among LGII, as issuer, Loewen, as guarantor, and Fleet National Bank, as trustee

     4.3       Form of Warrant to Acquire Common Shares *

     4.4       Form of Warrant to Acquire Preferred Shares *

     4.5       Form  of  Warrant  to Acquire Debt  Securities  of
               Loewen *

     4.6 Altered Memorandum of The Loewen Group Inc., filed with the British Columbia Registrar of Companies
               (the "Registrar") on June 21, 1996 (1)

     4.7 Articles of Loewen, restated, filed with the Registrar on March 1, 1988, as amended (2)

     4.8       Shareholder  Protection Rights Plan, dated  as  of
               April  20,1990,  as amended on May  24,  1990  and
               April 7, 1994 and reconfirmed on May 17, 1995 (3)

     4.9       Collateral  Trust Agreement, dated as of  May  15,
               1996,  among  Bankers Trust Company,  as  trustee,
               Loewen, LGII and various other pledgers (4)

     4.10 Amended and Restated 1994 MEIP Credit Agreement, dated as of June 14, 1994, by and between Loewen Management Investment Corporation, in its capacity as agent for LGII, Loewen ,the banks listed therein and Wachovia Bank of Georgia, N.A., as agent for such banks (5)

     4.11 Indenture, dated as of August 15, 1994, by and between LGII, as issuer, Loewen, as guarantor, and State Street Bank and Trust Company, as trustee with respect to 9.45% Junior Subordinated Debentures, Series A, due 2024, issued by LGII and guaranteed by Loewen (6)

     4.12 Indenture, dated as of March 20, 1996, by and between LGII, Loewen and Fleet National Bank (formerly Fleet National Bank of Connecticut), as trustee, with respect to Series 1 and 2 Senior Guaranteed Notes of LGII (2)

     4.13 Third Amendment to Operating Credit Agreement, dated for reference July 15, 1996, among Loewen, LGII and Royal Bank of Canada (5)

     4.14 Amended and Restated Operating Credit Agreement, dated for reference July 15, 1996, between Loewen and Royal Bank of Canada (5)

     4.15 Indenture, dated as of October 1, 1996, by and between LGII, Loewen and Fleet National Bank, as trustee, with respect to Series 3 and 4 Senior
               Guaranteed Notes of LGII (5)

     4.16 Credit Agreement, dated as of May 15, 1996, among LGII, as borrower, Loewen, as a guarantor, the lenders named therein, as the lenders, Goldman Sachs & Co., as the documentation agent and Bank of Montreal, as issuer, swingline lender and agent
               (4)

     4.17 Note Agreements by Loewen and LGII re 9.70% Senior Guaranteed Notes, Series A, due November 1, 1988, issued by LGII ("Series A Notes"), 9.93% Senior Guaranteed Notes, Series B, due November 1, 2001, issued by LGII ("Series B Notes"), and 9.70% Senior Guaranteed Notes, Series C, due November 1, 1988, issued by Loewen ("Series C Notes"), dated for reference October 1, 1991 (3)

     4.18      Second  Amendment to Note Agreements, among  LGII,
               Loewen and institutions named therein, dated for reference May 15, 1996, re Series A Notes, Series
               B Notes and Series C Notes (4)

     4.19 Note Agreement by Loewen and LGII re 9.62% Senior Guaranteed Notes, Series D, due September 11, 2003, issued by Loewen ("Series D Notes"), dated for reference September 1, 1993, as amended June 10, 1994 (3)

     4.20      Second  Amendment to Note Agreement,  among  LGII,
               Loewen and institutions named therein, dated for reference May 15, 1996, re Series D Notes (4)

     4.21      Note  Agreement by Loewen and LGII re 6.49% Senior
               Guaranteed Notes, Series E, due February 25, 2004, issued by LGII ("Series E Notes"), dated for reference February 1, 1994 (3)

     4.22      Second  Amendment to Note Agreement,  among  LGII,
               Loewen   and   Teachers  Insurance   and   Annuity
               Association of America, re Series E Notes (4)

     4.23 Loewen and LGII hereby agree to furnish to the Commission, upon request, a copy of the instruments which define the rights of holders of long-term debt of the Company. None of such instruments not included as exhibits herein collectively represents long-term debt in excess of 10% of the consolidated total assets of the Company.

     5      OPINIONS RE LEGALITY

     5.1 Opinion of Russell & DuMoulin as to the legality of the Common Shares, Preferred Shares, Debt Securities and Warrants to purchase Securities of Loewen and the Guarantees of LGII Debt Securities
               *

     5.2 Opinion of Thelen, Marrin, Johnson & Bridges LLP as to the legality of the Debt Securities of LGII and the Guarantees of Loewen Debt Securities *

     12     STATEMENTS RE COMPUTATION OF RATIOS

     12.1      Statement  re  Computation of  Earnings  to  Fixed
               Charges Ratio (Canadian GAAP) (7)

     12.2      Statement  re  Computation of  Earnings  to  Fixed
               Charges Ratio (U.S. GAAP) (7)

     23     CONSENTS OF EXPERTS AND COUNSEL

     23.1      Consent of Russell & DuMoulin (included in Exhibit
               5.1) *

     23.2      Consent  of Thelen, Marrin, Johnson & Bridges  LLP
               (included in Exhibit 5.2) *

     23.3      Consent of KPMG

     23.4      Consent of Price Waterhouse LLP

     23.5      Consent of Richter, Usher & Vineberg

     23.6      Consent of Altschuler, Melvion and Glasser LLP

     23.7      Consents   of   Keith   J.   Schulte   Accountancy
               Corporation

     23.8      Consents of Hirsch, Oelbaum, Bram & Hanover

     23.9      Consent of KPMG Peat Marwick LLP

     24 POWERS OF ATTORNEY (included on the signature pages to this Registration Statement)

     25        STATEMENT RE ELIGIBILITY OF TRUSTEE *


     *    To be filed by amendment.

     (1)  Incorporated  by  reference  from  Loewen's   Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 15, 1996 (File No. 1-12163)

     (2) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1995, filed on March 28, 1996, as amended (File No. 0-18429)

     (3) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 31, 1995 (File No. 0-18429)

     (4)  Incorporated   by   reference  from  the   Registration
          Statement on Form S-4 filed by LGII and Loewen  on  May
          3, 1996, as amended (File Nos. 333-03135 and 333-03135-
          01)

     (5)  Incorporated  by  reference  from  Loewen's   Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1996, filed on November 14, 1996 (File No. 1-12163)

     (6)  Incorporated    by   reference   from   the    combined
          Registration Statement on Form F-9/F-3 filed by LGII and Loewen on July 1, 1994, as amended (File Nos. 33-
          81032 and 33-81034)

     (7)  Incorporated   by   reference  from  the   Registration
          Statement on Form S-4 filed by LGII and Loewen on November 18, 1996, as amended (File Nos. 333-16319 and
          333-16319-01)

Item 17.  Undertakings.

       (a)  The undersigned registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

                (ii)  To  reflect in the prospectus any facts  or
     events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by Loewen pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Loewen's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (i)  The undersigned registrants hereby undertake that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (j) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrants certifies that they have reasonable grounds to believe that they meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Canada on March 19, 1997.

                         The Loewen Group Inc.



                         By:     /s/ Raymond L. Loewen
                             Raymond L. Loewen
                             Chairman of the Board and Chief
                         Executive Officer

                         Loewen Group International, Inc.



                         By:     /s/ Raymond L. Loewen
                             Raymond L. Loewen
                             Chairman of the Board and Chief
                         Executive Officer

                      THE LOEWEN GROUP INC.

                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Raymond L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Dated:   March 19, 1997    /s/ Raymond L. Loewen
                         Raymond L. Loewen
                         Chairman of the Board, Chief Executive
                         Officer and Director
                         (Principal Executive Officer)



Dated:   March 19, 1997    /s/ Timothy R. Hogenkamp
                         Timothy R. Hogenkamp
                         President and Chief Operating Officer
                         and Director
                         (Principal Executive Officer)



Dated:   March 19, 1997    /s/ Paul Wagler
                         Paul Wagler
                         Senior Vice-President, Finance and Chief
                         Financial Officer
                         and Director
                         (Principal Financial Officer)


Dated:   March 19, 1997    /s/ Wm. Grant Ballantyne
                         Wm. Grant Ballantyne
                         Senior Vice-President, Financial Control
                         and Administration
                         (Principal Accounting Officer)


Dated:   March 19, 1997    /s/ Kenneth S. Bagnell
                         Kenneth S. Bagnell
                         Director

Dated:   March 19, 1997    /s/ The Honorable J. Carter Beese, Jr.
                         The Honorable J. Carter Beese, Jr.
                         Director


Dated:   March 19, 1997    /s/ Earl A. Grollman
                         Earl A. Grollman
                         Director


Dated:   March 19, 1997    /s/ Peter S. Hyndman
                         Peter S. Hyndman
                         Director


Dated:   March 19, 1997    /s/ Albert S. Lineberry, Sr.
                         Albert S. Lineberry, Sr.
                         Director


Dated:   March 19, 1997
                         Charles B. Loewen
                         Director


Dated:   March 19, 1997    /s/ Robert B. Lundgren
                         Robert B. Lundgren
                         Director


Dated:   March 19, 1997    /s/ James D. McLennan
                         James D. McLennan
                         Director


Dated:   March 19, 1997    /s/ Lawrence Miller
                         Lawrence Miller
                         Director


Dated:   March 19, 1997    /s/ Ernest G. Penner
                         Ernest G. Penner
                         Director

Dated:   March 19, 1997    /s/ The Right Honourable John N.
                               Turner, P.C., C.C. Q.C.
                         The Right Honourable John N. Turner,
                         P.C., C.C., Q.C.
                         Director


AUTHORIZED REPRESENTATIVE IN THE UNITED STATES


     The undersigned is Loewen's authorized representative in the United States.



Dated:   March 19, 1997    /s/ Timothy R. Hogenkamp
                         Timothy R. Hogenkamp

                LOEWEN GROUP INTERNATIONAL, INC.

                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Raymond L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated:   March 19, 1997    /s/ Raymond L. Loewen
                         Raymond L. Loewen
                         Chairman of the Board, Chief Executive
                         Officer and Director
                         (Principal Executive Officer)



Dated:   March 19, 1997    /s/ Timothy R. Hogenkamp
                         Timothy R. Hogenkamp
                         President and Chief Operating Officer
                         and Director
                         (Principal Executive Officer)



Dated:   March 19, 1997    /s/ Paul Wagler
                         Paul Wagler
                         Senior Vice-President, Finance and Chief
                         Financial Officer
                         and Director
                         (Principal Financial Officer)


Dated:   March 19, 1997    /s/ Wm. Grant Ballantyne
                         Wm. Grant Ballantyne
                         Senior Vice-President, Financial Control
                         and Administration
                         (Principal Accounting Officer)



Dated:   March 19, 1997
                         George M. Amato
                         Director

Dated:   March 19, 1997    /s/ Gordon S. Bigelow
                              Gordon S. Bigelow
                              Director


Dated:   March 19, 1997    /s/ J.C. Carothers, Jr.
                              J.C. Carothers, Jr.
                              Director


Dated:   March 19, 1997    /s/ H. Steven Childress
                              H. Steven Childress
                              Director


Dated:   March 19, 1997
                              Bruce E. Earthman
                              Director


Dated:   March 19, 1997
                              Edward J. Fitzgerald
                              Director


Dated:   March 19, 1997
                              Honorine T. Flanangan
                              Director


Dated:   March 19, 1997
                              Thomas F. Glodek
                              Director


Dated:   March 19, 1997       /s/ Earl A. Grollman
                              Earl A. Grollman
                              Director


Dated:   March 19, 1997    /s/ Mary M. Howard
                              Mary M. Howard
                              Director


Dated:   March 19, 1997    /s/ Peter S. Hyndman
                              Peter S. Hyndman
                              Director

Dated:   March 19, 1997    /s/ Albert S. Lineberry, Jr.
                              Albert S. Lineberry, Jr.
                              Director


Dated:   March 19, 1997
                              Michael L. Louden
                              Director

Dated:   March 19, 1997    /s/ John E. Malletta, Sr.
                              John E. Malletta, Sr.
                              Director


Dated:   March 19, 1997    /s/ Lawrence Miller
                              Lawrence Miller
                              Director


Dated:   March 19, 1997    /s/ J. David Mullins
                              J. David Mullins
                              Director


Dated:   March 19, 1997    /s/ David F. Riemann
                              David F. Riemann
                              Director


Dated:   March 19, 1997    /s/ Robert D. Russell
                              Robert D. Russell
                              Director



Dated:   March 19, 1997
                              Michael L. Schweer
                              Director


Dated:   March 19, 1997    /s/ Bill Seale
                              Bill Seale
                              Director

Dated:   March 19, 1997       /s/ William R. Shane
                              William R. Shane
                              Director


Dated:   March 19, 1997
                              David J. Shipper
                              Director


Dated:   March 19, 1997
                              Sandra C. Strong
                              Director


Dated:   March 19, 1997    /s/ Robert L. Studley
                              Robert L. Studley
                              Director


Dated:   March 19, 1997
                              Robert A. Weinstein
                              Director


Dated:   March 19, 1997       /s/ John R. Wright, Sr.
                              John R. Wright, Sr.
                         Director